Exhibit 10.16

CERTAIN CONFIDENTIAL INFORMATION, MARKED BY [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

STRATEGIC COLLABORATION AND LICENSE AGREEMENT
BETWEEN
VERTEX PHARMACEUTICALS INCORPORATED
AND
ENTRADA THERAPEUTICS, INC.

December 7, 2022

STRATEGIC COLLABORATION AND LICENSE AGREEMENT
This Strategic Collaboration and License Agreement (this “Agreement”) is entered into as of December 7, 2022 (the “Execution Date”) by and between Vertex Pharmaceuticals Incorporated, a corporation organized under the laws of the Commonwealth of Massachusetts (“Vertex”), and Entrada Therapeutics, Inc., a corporation organized under the laws of the State of Delaware (“Company”). Vertex and Company each may be referred to herein individually as a “Party” or collectively as the “Parties.”
RECITALS
WHEREAS, Company owns or controls certain Patents and Know-How relating to EEV-PMOs for the treatment of DM1;
WHEREAS, Vertex is a biopharmaceutical company that possesses expertise in developing and commercializing human therapeutics;
WHEREAS, simultaneously with entering into this Agreement, Company and Vertex are entering into a Sublicense Agreement, pursuant to which Company grants to Vertex, and Vertex accepts, a sublicense to exploit Products under certain patents and know-how owned by OSIF;
WHEREAS, simultaneously with entering into this Agreement, Company and Vertex are entering into a Stock Purchase Agreement, pursuant to which Company will issue, and Vertex will purchase, shares of common stock of Company on the terms and conditions set forth therein;
WHEREAS, Vertex and Company desire to enter into this Agreement, pursuant to which Company would perform certain research activities and grant to Vertex an exclusive license to exploit novel products for the treatment or prevention of DM1, using Company’s proprietary EEV delivery peptides; and
NOW, THEREFORE, in consideration of the respective covenants, representations, warranties and agreements set forth herein, the Parties hereto agree as follows:
ARTICLE 1.
DEFINITIONS
For purposes of this Agreement, the following capitalized terms will have the following meanings:
1.1.“AAA” has the meaning set forth in Section 11.12.2.
1.2.“Acquisition Transaction” has the meaning set forth in Section 4.6.
1.3.“Additional Progress Report” has the meaning set forth in Section 2.1.8
1.4.“Additional Research Activities” has the meaning set forth in Section 2.1.4.
1.5.“Additional Research Budget” has the meaning set forth in Section 2.1.4.
1.6.“Additional Research Plan” has the meaning set forth in Section 2.1.4.
1.7.“Adverse Event” has the meaning set forth in the Applicable Law for such term (or comparable term), and will generally mean any untoward medical occurrence in a subject in any Clinical Trial or patient who has received a therapeutic product, medical device or placebo, and which does not necessarily have a causal relationship with such therapeutic product, medical device or placebo, including any unfavorable and unintended sign (including an abnormal laboratory finding), symptom or disease temporally associated with the use of the applicable therapeutic product, medical device or placebo whether or not related to such therapeutic product, medical device or placebo.
1.8.“Affiliate” means, as of any point in time and for so long as such relationship continues to exist with respect to any Person, any other Person that controls, is controlled by or is under common control with such Person. A Person will be regarded as in control of another Person if it (a) owns or controls, directly or indirectly, more than 50% of the equity securities of the subject Person entitled to vote in the election of directors (or, in the case of a Person that is not a corporation, for the election of the corresponding managing authority), or (b) possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such Person (whether through ownership of securities or other ownership interests, by contract or otherwise).
1.9.“Agreement” has the meaning set forth in the Preamble.
1.10.“Alliance Manager” has the meaning set forth in Section 3.4.1.
1.11.“Annual Net Sales” means, with respect to a Product, the aggregate Net Sales of the Product sold by Vertex, its Affiliates or Sublicensees in the Field in the Territory during a Calendar Year and only during the Royalty Term for such Product(s) in the applicable country.
1.12.“Antitrust Clearance Date” means, with respect to an HSR Filing made with respect to this Agreement, the earliest date on which the Parties have actual knowledge that (a) all applicable waiting periods under the HSR Act have expired or have been terminated and (b) if any other Antitrust Filings were made, all applicable waiting periods have expired or been terminated or all applicable consents have been received with respect to such Antitrust Filings as necessary to permit Vertex to consummate the transactions contemplated under this Agreement.
1.13.“Antitrust Filing” means an HSR Filing or any other antitrust filing by Company or Vertex or any of their Affiliates to comply with antitrust clearance processes with respect to the transactions contemplated by this Agreement.
1.14. “Applicable Law” means all applicable laws, statutes, rules, regulations and other pronouncements having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision, agency or other body, domestic or foreign, including any applicable rules, regulations, guidelines, or other requirements of the Regulatory Authorities that may be in effect from time to time.
1.15.“Approval Application” means a BLA, NDA or similar application or submission for a Product filed with a Regulatory Authority in a country or group of countries to obtain marketing approval for a biological or pharmaceutical product in that country or group of countries.
1.16.“Arbitration Notice” has the meaning set forth in Section 11.12.2.
1.17.“Audited Party” has the meaning set forth in Section 5.11.
1.18.“Auditing Party” has the meaning set forth in Section 5.11.

1.19.“Baseball Arbitration” means the arbitration process set forth in Schedule 1.19.
1.20.“Baseball Expert” has the meaning set forth in Schedule 1.19.
1.21.“BLA” means a Biologics License Application that is submitted to the FDA for marketing approval for a Product pursuant to 21 C.F.R. § 601.2.
1.22.“Breaching Party” means the Party that the other Party believes is in material breach of this Agreement.
1.23.“Business Day” means a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in Boston, Massachusetts are authorized or obligated to close.
1.24.“Calendar Quarter” means the respective periods of three consecutive calendar months ending on March 31, June 30, September 30 or December 31, during the Term, or the applicable part thereof during the first or last calendar quarter of the Term.
1.25.“Calendar Year” means any calendar year ending on December 31, or the applicable part thereof during the first or last year of the Term.
1.26.“CDA” has the meaning set forth in Section 1.45.
1.27.“Change of Control” means, with respect to a Party, (a) a merger or consolidation of such Party with a Third Party that results in the voting securities of such Party outstanding immediately prior thereto, or any securities into which such voting securities have been converted or exchanged, ceasing to represent more than 50% of the combined voting power of the surviving entity or the parent of the surviving entity immediately after such merger or consolidation, (b) a transaction or series of related transactions in which a Third Party, together with its Affiliates, becomes the beneficial owner of more than 50% of the combined voting power of the outstanding securities of such Party, or (c) the sale or other transfer to a Third Party of all or substantially all of such Party’s business or assets to which the subject matter of this Agreement relates.
1.28.“Clinical Trial” means a study in humans that is required to be conducted in accordance with GCP and is designed to generate data in support of an Approval Application.
1.29.“Combination Product” has the meaning set forth in Section 1.117.
1.30.“Commercialize” or “Commercializing” means to (a) market, promote, distribute, offer for sale, sell, have sold, import, export or otherwise commercialize a Product, (b) conduct activities, other than Research, Development and Manufacturing, in preparation for the foregoing activities, including obtaining Price Approval or (c) conduct post-Marketing Approval studies (including Clinical Trials). When used as a noun, “Commercialization” means any activities involved in Commercializing.
1.31.“Commercially Reasonable Efforts” means, with respect to the efforts to be expended by any Person with respect to any objective, reasonable, diligent and good faith efforts to accomplish such objective. [***]
1.32.“Common Ownership Legislation” means the legislation on conditions for patentability and novelty, as codified at 35 U.S.C. § 102(c) (Common Ownership Under Joint Research Agreements).

1.33.“Company” has the meaning set forth in the Preamble.
1.34.“Company Agreement Know-How” has the meaning set forth in Section 6.1.1.
1.35.“Company Agreement Patents” has the meaning set forth in Section 6.1.1.
1.36.“Company Agreement Technology” has the meaning set forth in Section 6.1.1.
1.37.“Company Breach Event” has the meaning set forth in Section 9.2.3(a).
1.38.“Company Core Technology” means Company’s [***].
1.39.“Company Core Technology Improvement” means any Know-How that is generated by or on behalf of a Party or its Affiliates or Third Parties acting on its or their behalf, whether alone or jointly with the other Party or its Affiliates or Third Parties acting on its or their behalf, in each case, in the performance of activities under this Agreement, whether or not patented or patentable, to the extent that such Know-How is an improvement or enhancement to the Company Core Technology.
1.40.“Company In-License Agreements” has the meaning set forth in Section 5.6.
1.41.“Company Indemnified Party” has the meaning set forth in Section 8.1.
1.42. “Competitive Infringement” has the meaning set forth in Section 6.4.1.
1.43.“Competitive Product” means, with respect to a particular Product in a particular country, a product on the market in such country commercialized by any Third Party that is not a Sublicensee and that is not otherwise authorized to sell such product by, and did not purchase such product in a chain of distribution that included, any of Vertex or its Affiliates or Sublicensees, that [***].
1.44.“Compliance” means, with respect to a Party, the adherence by such Party and its Affiliates to Applicable Law and such Party’s Party Specific Regulations, in each case with respect to the activities to be conducted under this Agreement.
1.45.“Confidential Information” means, with respect to each Party, all Know-How or other information, including proprietary information (whether or not patentable) regarding or embodying such Party’s technology, agents, products, business information or objectives, that is communicated in any way or form by or on behalf of the Disclosing Party to the Receiving Party or its permitted recipients, pursuant to this Agreement or that certain Mutual Confidentiality Agreement between Vertex and Company dated [***], and that certain Confidentiality Agreement between Vertex and Company dated [***] (together, the “CDA”), whether or not such Know-How or other information is identified as confidential at the time of disclosure. The terms of this Agreement will be considered Confidential Information of both Parties, with both Parties deemed to be the Receiving Party of such Confidential Information. [***]. Notwithstanding any provision of this Section 1.45 to the contrary, Confidential Information does not include any Know-How or information that: (a) was already known by the Receiving Party (other than under an obligation of confidentiality) at the time of disclosure by or on behalf of the Disclosing Party; (b) was generally available to the public or part of the public domain at the time of its disclosure to the Receiving Party; (c) became generally available to the public or part of the public domain after its disclosure to the Receiving Party, other than through any act or omission of the Receiving Party in breach of its obligations under this Agreement; (d) is disclosed to the Receiving Party (other than under an obligation of confidentiality) by a Third Party who has no obligation to the Disclosing Party not to disclose such information to the Receiving Party; or (e) is independently discovered or developed by or on behalf of the Receiving Party without the use of any Confidential Information belonging to the Disclosing Party. Confidential Information disclosed to the Receiving Party hereunder will not be deemed to fall within the foregoing exceptions merely because broader or related information falls within such exceptions, nor will combinations of elements or principles be considered to fall within the foregoing exceptions merely because individual elements of such combinations fall within such exceptions.
1.46.“Control” or “Controlled” means, with respect to a Party and to any Know-How, Patent or Materials, possession on the Effective Date or at any time during the Term of the ability by such Party or its Affiliate (whether by sole or joint ownership, license or otherwise), other than pursuant to this Agreement, to grant, without violating the terms of any agreement with a Third Party, a license, access or other right in, to or under such Know-How, Patent or Materials, provided that any Know-How, Patent or Materials in-licensed or acquired by Company or its Affiliates under a Proposed New Company Agreement will not be deemed “Controlled” by Company unless and until such Proposed New Company Agreement becomes a New Company Agreement under Section 5.7.2 (and only for so long as it remains a New Company Agreement thereunder). [***].
1.47.“Cover,” “Covering” or “Covers” means, with respect to a compound, product or other technology and a Patent, that, in the absence of a license granted under, or ownership of, such Patent, the making, using, keeping, selling, offering for sale or importation of such compound, product or other technology would infringe such Patent or, as to a pending claim included in such Patent, the making, using, keeping, selling, offering for sale or importation of such compound, product or other technology would infringe such Patent if such pending claim were to issue in an issued patent without modification.
1.48.“Development” means, with respect to a Licensed Agent or Product, all clinical and non-clinical research and development activities conducted after filing of an IND for such Licensed Agent or Product, including toxicology, pharmacology test method development and stability testing, process development, formulation development, delivery system development, quality assurance and quality control development, statistical analysis, Clinical Trials (other than post-Marketing Approval Clinical Trials), regulatory affairs, pharmacovigilance, Clinical Trial regulatory activities and obtaining and maintaining Marketing Approval. When used as a verb, “Develop” or “Developing” means to engage in Development.
1.49.“Disclosing Party” has the meaning set forth in Section 10.1.
1.50.“Dispute” has the meaning set forth in Section 11.12.
1.51.“Distracting Product” has the meaning set forth in Section 4.6.
1.52.“Distributor” means a Third Party to whom Vertex or its Affiliates or Sublicensees grant a right to sell or distribute a Product, that purchases its requirements for such Product from Vertex or its Affiliates or Sublicensees and does not otherwise make any royalty or other payments to Vertex or its Affiliates or Sublicensees with respect to Vertex’s, its Affiliates’ or its Sublicensees’ intellectual property rights or Products, including any payments that are calculated on the basis of a percentage of, or profit share on, such Third Party’s sale of Products.

1.53.“Divest” means, with respect to a Distracting Product, the sale, exclusive license or other transfer by Company and its Affiliates of all of their research, development, manufacturing and commercialization rights with respect to such Distracting Product to a Third Party without the retention or reservation of any research, development, manufacturing or commercialization obligation, interest or participation rights (other than solely an economic interest or the right to enforce customary terms contained in the relevant agreements effectuating such transaction).
1.54.“DM1” means myotonic dystrophy type 1.
1.55.“DMPK” means myotonic dystrophy protein kinase.
1.56.“DOJ” has the meaning set forth in Section 4.8.1.
1.57.“EEV” means an endosomal escape vehicle.
1.58.“EEV Delivered Molecule” means any EEV-linked molecule that contains an EEV that is [***].
1.59.“EEV-PMO” means an EEV-linked phosphorodiamidate morpholino oligomer.
1.60.“Effective Date” means the later of (a) the Execution Date or (b) the Business Day after the Schedule Revision Date; provided that the Effective Date will not occur if either Party has exercised its termination right under Section 9.2.1.
1.61.“EMA” means the European Medicines Agency and any successor entity thereto.
1.62.“ENTR-701” has the meaning set forth in Section 1.102.
1.63.“Europe” means (a) the economic, scientific and political organization of member states of the European Union as it may be constituted from time to time, which as of the Effective Date consists of Austria, Belgium, Bulgaria, Croatia, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, The Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and that certain portion of Cyprus included in such organization (the “European Union”), (b) the United Kingdom of Great Britain and Northern Ireland, (c) any member country of the European Economic Area that is not otherwise a member of the European Union, and (d) any country not otherwise included in clauses (a), (b) or (c) [***]. For clarity, “Europe” will at all times be deemed to include each of [***].
1.64.“European Commission” means the European Commission or any successor entity that is responsible for granting marketing approvals authorizing the sale of pharmaceuticals in Europe.
1.65.“European Union” has the meaning set forth in Section 1.63.
1.66.“Execution Date” has the meaning set forth in the Preamble.
1.67.“Executive Officers” means the [***] of Company, as of the Execution Date, [***], or such [***] designee, and the [***] of Vertex, as of the Execution Date, [***], or such [***] designee, or any other executive designated by a Party in writing who has the authority to resolve the applicable matter referred to the Executive Officers in accordance with this Agreement.
1.68.“Exploit” means, with respect to a Licensed Agent or Product, to Research, Develop, Manufacture, have Manufactured, use, keep, sell, offer for sale, import, export, Commercialize and otherwise exploit such Licensed Agent or Product.
1.69.“FD&C Act” means the United States Federal Food, Drug, and Cosmetic Act, as amended, and the rules and regulations promulgated thereunder.
1.70.“FDA” means the United States Food and Drug Administration and any successor entity thereto.
1.71.“Field” means [***].
1.72.“First Commercial Sale” means, with respect to a Product in any country in the Territory, [***].
1.73.“Force Majeure” means a condition, the occurrence and continuation of which is beyond the reasonable control of a Party, including an act of God, governmental acts or restrictions, war, civil commotion, labor strike or lock-out, epidemic or pandemic, flood, failure or default of public utilities or common carriers, and destruction of production facilities or materials by fire, earthquake, storm or like catastrophe.
1.74.“FTC” has the meaning set forth in Section 4.8.1.
1.75.“FTE” means [***] of work per annum devoted to or in support of the Research Activities that is carried out by one or more qualified scientific or technical employees (excluding Third Party contractors) of Company or its Affiliates.
1.76.“FTE Costs” means, for any period, the FTE Rate multiplied by the number of FTEs who perform a specified activity under this Agreement.
1.77.“FTE Rate” means [***]; provided that such rate will increase or decrease on January 1 of each Calendar Year starting with [***] in accordance with the percentage year-over-year increase or decrease in the Consumer Price Index – Urban Wage Earners and Clerical Workers, US City Average, All Items, 1982-84 = 100, published by the United States Department of Labor, Bureau of Labor Statistics (or its successor equivalent index) over the 12 month period preceding each such January 1. The FTE Rate includes (a) all wages and salaries, employee benefits, bonus, travel and entertainment, supplies and other direct expenses and (b) indirect allocations, including all general and administrative expenses, human resources, finance, occupancy and depreciation.
1.78. “GAAP” means United States generally accepted accounting principles, consistently applied.
1.79.“GCP” means good clinical practices, which are the then-current standards for Clinical Trials for pharmaceuticals, as set forth in the FD&C Act or other Applicable Law, and such standards of good clinical practice as are required by the Regulatory Authorities of Europe and other organizations and governmental authorities in countries for which the applicable Licensed Agent or Product is intended to be Developed, to the extent such standards are not less stringent than United States standards.

1.80.“GLP” means the then-current good laboratory practice standards promulgated or endorsed by the FDA as defined in 21 C.F.R. Part 58, or comparable regulatory standards in jurisdictions outside of the United States, to the extent such standards are not less stringent than United States standards.
1.81.“GMP” means the then-current Good Manufacturing Practices as specified in the United States Code of Federal Regulations, ICH Guideline Q7A, or equivalent laws, rules or regulations of an applicable Regulatory Authority at the time of manufacture, to the extent such standards are not less stringent than United States standards.
1.82.“Government Official” means (a) any elected or appointed government official (e.g., a member of a ministry of health), (b) any employee or person acting for or on behalf of a government official, Governmental Authority, or other enterprise performing a governmental function, (c) any political party, candidate for public office, officer, employee, or person acting for or on behalf of a political party or candidate for public office, and (d) any employee or person acting for or on behalf of a public international organization (e.g., the United Nations). For clarity, healthcare professionals or healthcare providers employed by government-owned hospitals will be considered Government Officials.
1.83.“Governmental Authority” means any court, agency, department, authority or other instrumentality of any national, state, county, city or other political subdivision.
1.84.“Grantor” has the meaning set forth in Section 5.7.1.
1.85.[***].
1.86.“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.
1.87.“HSR Filing” means a filing by Company and Vertex or their ultimate parent entities as that term is defined in the HSR Act with the FTC and the DOJ of a Notification and Report Form for Certain Mergers and Acquisitions (as that term is defined in the HSR Act) with respect to the transactions contemplated under this Agreement together with all required documentary attachments thereto.
1.88.“IND” means any Investigational New Drug application filed with the FDA pursuant to Part 312 of Title 21 of the U.S. Code of Federal Regulations or a similar application or submission for a Product filed with a Regulatory Authority in a country or group of countries.
1.89.“Indemnified Party” has the meaning set forth in Section 8.1.3.
1.90.“Indemnifying Party” has the meaning set forth in Section 8.1.3.
1.91.“Initiation” or “Initiate” means, with respect to any Clinical Trial, first dosing in such Clinical Trial of the first human subject with the disease or condition for which the Product in such Clinical Trial is intended.
1.92.“Insolvency Event” has the meaning set forth in Section 9.2.5.
1.93.“IP Committee” has the meaning set forth in Section 3.2.
1.94.“JAMS” has the meaning set forth in Schedule 1.19.

1.95.“Joint Agreement Know-How” has the meaning set forth in Section 6.1.3.
1.96.“Joint Agreement Patents” has the meaning set forth in Section 6.1.3.
1.97.“Joint Agreement Technology” has the meaning set forth in Section 6.1.3.
1.98.“JRC” has the meaning set forth in Section 3.1.1.
1.99.“Know-How” means data, results, protocols, chemical structures, chemical sequences, materials, inventions, know-how, formulas, trade secrets, techniques, methods, processes, procedures and developments, and other scientific, technical or manufacturing information, whether or not patentable; provided that Know-How does not include Patents.
1.100.“Lead Prosecuting Party” has the meaning set forth in Section 6.2.5.
1.101.“Liability” has the meaning set forth in Section 8.1.
1.102.“Licensed Agents” means (a) that compound known as ENTR-701 with the chemical structure set forth on Schedule 1.102 (“ENTR-701”), [***].
1.103.“Licensed Know-How” means any Know-How Controlled by Company or its Affiliates on or after the Effective Date that is necessary or useful to Research, Develop, Manufacture or Commercialize Licensed Agents or Products in the Field. Notwithstanding the foregoing, Licensed Know-How will not include “OSIF Know-How” as defined in the Sublicense Agreement.
1.104.“Licensed Patents” means any Patents, including Company Agreement Patents and Joint Agreement Patents, Controlled by Company or its Affiliates on or after the Effective Date that claim or disclose any Licensed Know-How or otherwise Cover the Licensed Agents or Products in the Field. Notwithstanding the foregoing, Licensed Patents will not include “OSIF Patents” as defined in the Sublicense Agreement.
1.105.“Licensed Platform Patent” means [***].
1.106.“Licensed Product-Specific Patent” means [***].
1.107.“Licensed Technology” means the Licensed Patents and Licensed Know-How.
1.108.“Licensee” has the meaning set forth in Section 5.7.2.
1.109.[***].
1.110.“Major Market Country” means any one of the following countries: [***].
1.111.“Manufacture” or “Manufactured” or “Manufacturing” means activities directed to making, having made, producing, manufacturing, processing, filling, finishing, packaging, labeling, quality control testing and quality assurance release, shipping or storage of a Licensed Agent or Product.

1.112.“Manufacturing Cost” means [***].
1.113.“Manufacturing Transfer Date” means the date on which [***].
1.114.“Marketing Approval” means, with respect to a Product in a particular jurisdiction, all approvals (including regular or accelerated approval of a BLA or NDA), licenses, registrations or authorizations necessary for the Commercialization of such Product in such jurisdiction, including, with respect to the United States, approval of an Approval Application for such Product by the FDA and with respect to Europe, approval of an Approval Application for such Product by the European Commission or the applicable Regulatory Authority in any particular country in Europe.
1.115.“Materials” means chemical compounds, biological materials, including Clinical Trial samples, cell lines, EEVs, lipids, assays, viruses and vectors, and other materials.
1.116.“NDA” means a new drug application that is submitted to the FDA for marketing approval for a Product, pursuant to 21 C.F.R. § 314.3.
1.117.“Net Sales” means the [***] for Products sold by Vertex (including sales generated from named patient programs and excluding sales deferred for GAAP accounting purposes until such sales are recognized), its Affiliates or Sublicensees (the “Selling Party”) to Third Parties (including Distributors), less the following deductions from such [***] amounts:
(a)[***];
(b)[***];
(c)[***];
(d)[***];
(e)[***];
(f)[***].
Only items that are deducted from the Selling Party’s [***] of Product(s), as included in the Selling Party’s published financial statements and that are in accordance with GAAP, applied on a consistent basis, will be deducted from such [***] for purposes of the calculation of Net Sales; provided that amounts written off by the Selling Party by reason of uncollectible debt pursuant to clause (a) or amounts of compulsory payments deducted pursuant to clause (f) above, respectively, may be deducted from Net Sales in accordance with clause (a) or clause (f) above, respectively, regardless of whether such amounts are classified as deduction from gross sales in the Selling Party’s published financial statements.
A qualifying amount may be deducted only once regardless of the number of the preceding categories that describes such amount. If a Selling Party makes any adjustment to such deductions after the associated Net Sales have been reported pursuant to this Agreement, the adjustments and payment of any royalties due will be reported with a subsequent quarterly report. Sales between or among Vertex, its Affiliates and Sublicensees will be excluded from the computation of Net Sales if such sales are not intended for end use, but Net Sales will include the subsequent final sales to Third Parties by Vertex or any such Affiliates or Sublicensees. A Product will not be deemed to be sold if the Product is provided free of charge to a Third Party in reasonable quantities as a sample consistent with industry standard promotional and sample practices. For clarity, Net Sales include sales such as so-called “treatment IND sales,” “named patient sales,” and “compassionate use sales,” even if such sales occur prior to receipt of Marketing Approval.
If a sale, transfer or other disposition with respect to a Product involves consideration other than cash or is not at arm’s length, the Net Sales from such sale, transfer or other disposition will be calculated based on the average Net Sales price of the Product in arm’s length sales for cash in the relevant country during the same Calendar Quarter as such sale, transfer or other disposition or, in the absence of such sales, based on the fair market value of the Product as mutually determined by the Parties.
Solely for purposes of calculating Net Sales, [***] (“Other Product”) (whether combined in a single formulation or package, as applicable, or formulated separately but packaged under a single label approved by a Regulatory Authority and sold together for a single price) (such combination product, a “Combination Product”), Net Sales of such Combination Product for the purpose of determining the payments due to Company pursuant to this Agreement will be calculated by [***]. If the [***] selling price of a [***] in such country [***] can be determined but the [***] selling price of the Other Product in such country cannot be determined, Net Sales in such country for purposes of determining royalty payments will be calculated by [***]. If such separate sales are not made in a country, Net Sales will be calculated by [***].
1.118.“New Company Agreement” has the meaning set forth in Section 5.7.2.
1.119.“Non-Breaching Party” means the Party that believes the other Party is in material breach of this Agreement.
1.120.“Ongoing Study” means [***].
1.121.“OSIF” means Ohio State Innovation Foundation, with an address at 1524 North High Street, Columbus, OH 43201.
1.122.“OSIF Agreement” means that certain Exclusive License Agreement, dated December 14, 2018, by and between Company and OSIF.
1.123.“Other Joint Patents” has the meaning set forth in Section 6.2.5.
1.124.“Other Product” has the meaning set forth in Section 1.117.
1.125.“Other Safety Information” means all emerging and known information about the Products involving known or potential risks to humans including: misuse, abuse, overdose, off-label use, medication error, lack of effect, suspected transmission of an infectious agent, occupational exposure, pregnancy exposure or any use of a falsified product.
1.126.“Out-of-Pocket Costs” means, with respect to a Party, costs and expenses paid by such Party or its Affiliates to Third Parties (or payable to Third Parties and accrued in accordance with GAAP), other than employees of such Party or its Affiliates.
1.127.“Party” or “Parties” has the meaning set forth in the Preamble.
1.128.“Party Specific Regulations” means all non-monetary judgments, decrees, orders or similar decisions issued by any Governmental Authority specific to a Party, and all consent decrees, corporate integrity agreements, or other agreements or undertakings of any kind by a Party with any Governmental Authority, in each case as the same may be in effect from time to time and applicable to a Party’s activities contemplated by this Agreement.

1.129.“Patent Challenge” has the meaning set forth in Section 9.4.
1.130.“Patents” means the rights and interests in and to issued patents and pending patent applications in any country, jurisdiction or region (including inventor’s certificates and utility models), including all provisionals, non-provisionals, substitutions, continuations, continuations-in-part, divisionals, renewals and all patents granted thereon, and all reissues, reexaminations, extensions, confirmations, revalidations, registrations and patents of addition thereof, including patent term extensions and supplementary protection certificates, international patent applications filed under the Patent Cooperation Treaty (PCT) and any foreign equivalents to any of the foregoing.
1.131. “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization, including a government or political subdivision or department or agency of a government.
1.132.“Pivotal Clinical Trial” means, with respect to a Product, a Clinical Trial in humans performed to gain evidence with statistical significance of the efficacy of such Product in a target population, and to obtain expanded evidence of safety for such Product that is needed to evaluate the overall benefit-risk relationship of such Product, to form the basis for filing an Approval Application and obtaining Marketing Approval from a Regulatory Authority for such Product. [***].
1.133.“Price Approval” means, in any country where a Governmental Authority authorizes reimbursement for, or approves or determines pricing for, pharmaceutical products, receipt (or, if required to make such authorization, approval or determination effective, publication) of such reimbursement authorization or pricing approval or determination.
1.134.“Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation that is, has been or may in the future be commenced, brought, conducted or heard at law or in equity or before any Governmental Authority.
1.135.“Product” means any product, medical therapy, preparation or substance, comprising or employing a Licensed Agent, in any form or formulation, and whether alone or together with one or more other therapeutically active ingredients, delivery devices or other components. [***].
1.136.“Progress Report” has the meaning set forth in Section 2.1.8
1.137.“Proposed New Company Agreement” has the meaning set forth in Section 5.7.1.
1.138.“Prosecution and Maintenance” or “Prosecute and Maintain” means, with regard to a Patent, the preparing, filing, prosecuting and maintenance of such Patent, as well as handling re-examinations and reissues with respect to such Patent, together with the conduct of interferences, derivation proceedings, the defense of oppositions, post-grant patent proceedings (such as inter partes review and post grant review) and other similar proceedings with respect to the particular Patent. For clarification, “Prosecution and Maintenance” or “Prosecute and Maintain” will not include any other enforcement actions taken with respect to a Patent.

1.139.“Receiving Party” has the meaning set forth in Section 10.1.
1.140.“Recipient” has the meaning set forth in Section 10.8.
1.141. “Regulatory Approval” means the technical, medical and scientific licenses, registrations, authorizations, clearances, accreditations and approvals (including approvals of Approval Applications, supplements and amendments, pre- and post- approvals, and labeling approvals) of any Regulatory Authority, necessary for the research, development, clinical testing, commercial manufacture, distribution, marketing, promotion, offer for sale, use, import, export or sale of a pharmaceutical product in a regulatory jurisdiction, including Marketing Approval but excluding Price Approval.
1.142.“Regulatory Authority” means, with respect to a country in the Territory, any national (e.g., the FDA), supra-national (e.g., the European Commission, the Council of the European Union, or the EMA), regional, state or local regulatory agency, department, bureau, commission, council or other Governmental Authority involved in the granting of Regulatory Approvals or Price Approvals for pharmaceutical products in such country or countries.
1.143.“Regulatory Filings” means, collectively: (a) all (i) INDs or other filings needed to initiate clinical testing of any pharmaceutical product, (ii) Approval Applications, establishment license applications and drug master files, (iii) applications for designation as an “Orphan Product(s)” under the Orphan Drug Act, (iv) applications for “Fast Track” status, “Breakthrough Therapy” status or “Regenerative Medicine Advances Therapy Designation” under Section 506 of the FD&C Act (21 U.S.C. § 356) or (y) for a Special Protocol Assessment under Section 505(b)(4)(B) and (C) of the FD&C Act (21 U.S.C. § 355(b)(4)(B)) and all other similar filings (including counterparts of any of the foregoing in any country or region in the Territory); (b) any applications for Regulatory Approval or Price Approval and other applications, filings, dossiers or similar documents submitted to a Regulatory Authority in any country for the purpose of obtaining Regulatory Approval or Price Approval from that Regulatory Authority; (c) any supplements and amendments to any of the foregoing; and (d) any correspondence with any Regulatory Authority relating to any of the foregoing.
1.144.“Regulatory Materials” has the meaning set forth in Section 9.6.2(f).
1.145.“Representatives” has the meaning set forth in Section 10.8.
1.146.“Research” means conducting research activities to discover, design, optimize, deliver and advance Licensed Agents and Products, including pre-clinical studies and optimization up to the filing of an IND for such Licensed Agent or Product, but excluding Development, Manufacture and Commercialization. When used as a verb, “Researching” means to engage in Research. [***].
1.147.“Research Activities” has the meaning set forth in Section 2.1.1.
1.148.“Research Budget” has the meaning set forth in Section 2.1.1.
1.149.“Research Plan” has the meaning set forth in Section 2.1.1.
1.150.“Research Program” means the research program to [***].
1.151.“Research Term” means the period beginning on the Effective Date and ending after four years.

1.152.“Residual Knowledge” means knowledge, techniques, experience and Know-How that are (a) reflected in any Confidential Information owned or Controlled by the Disclosing Party and (b) retained in the unaided memory of any authorized representative of the Receiving Party after having access to such Confidential Information. A Person’s memory will be considered to be unaided if the Person has not intentionally memorized the Confidential Information for the purpose of retaining and subsequently using or disclosing it.
1.153.“Rights” has the meaning set forth in Section 11.1.
1.154.“Royalty Information” has the meaning set forth in Section 10.8.
1.155.“Royalty Term” means, with respect to a Product in a country, the period commencing on the first sale of such Product giving rise to Net Sales in such country and ending upon the latest of: (a) the expiration of the last Valid Claim of a Licensed Patent that Covers such Product in such country; (b) [***] after the First Commercial Sale of such Product in such country; and (c) expiration of all applicable regulatory exclusivity periods, including data exclusivity, in such country with respect to such Product.
1.156.“Rules” has the meaning set forth in Section 11.12.3(a).
1.157.“Safety Data Exchange Agreement” has the meaning set forth in Section 2.8.2.
1.158.“Schedule Revision Date” means the earlier of (a) the [***] following the Antitrust Clearance Date and (b) the day on or after the Antitrust Clearance Date on which Company provides to Vertex either [***].
1.159.“Selected Third Party Intellectual Property” means, with respect to a Licensed Agent or Product, Patents or Know-How owned or controlled by a Third Party (but not then included in Licensed Technology) that [***].
1.160.“Selected Third Party Intellectual Property Costs” means Out-of-Pocket Costs, including upfront payments, purchase price, milestones, royalties, license fees, option fees, option exercise fees and other payments paid or payable by Vertex or its Affiliates or Sublicensees to a Third Party that owns or controls Selected Third Party Intellectual Property (or that, prior to the applicable transaction with Vertex or its Affiliates or Sublicensees, owned or controlled Selected Third Party Intellectual Property) to license or acquire such Selected Third Party Intellectual Property; provided that, if the applicable Selected Third Party Intellectual Property relates to both a Licensed Agent or Product and one or more other programs of Vertex or its Affiliates or Sublicensees, then any such Out-of-Pocket Costs that are not specific to the Research, Development, Manufacturing or Commercialization of a Licensed Agent or Product (e.g., upfront payments, purchase price, etc.) will be [***].
1.161.“Selling Party” has the meaning set forth in Section 1.117.
1.162.“Stock Purchase Agreement” means that certain Stock Purchase Agreement by and between Company and Vertex, dated as of the Execution Date.
1.163.“Subcontractor” has the meaning set forth in Section 2.1.6.
1.164.“Sublicense” means, when used as a verb, directly or indirectly, to sublicense, grant any other right with respect to, or agree not to assert, the rights granted to Vertex hereunder. When used as a noun, “Sublicense” means any agreement to Sublicense.

1.165.“Sublicense Agreement” means that certain Sublicense Agreement by and between Company and Vertex, dated as of the Execution Date.
1.166.“Sublicensee” means a Third Party, other than a Distributor or service provider, to whom Vertex (or a Sublicensee or Affiliate) sublicenses any of the rights granted to Vertex hereunder during the Term.
1.167. “Successful Completion of Ongoing Study” means Company’s completion of its Ongoing Study with final reports [***].
1.168.“Supply Agreement” has the meaning set forth in Section 2.4.2.
1.169.“Term” has the meaning set forth in Section 9.1.
1.170.“Territory” means [***].
1.171.“Third Party” means any Person other than Vertex, Company or their respective Affiliates.
1.172.“Third Party Infringement Claim” has the meaning set forth in Section 6.2.7.
1.173.“Third Party Publication” has the meaning set forth in Section 10.6.2.
1.174. “Transferee Party” has the meaning set forth in Section 2.1.9.
1.175.“Transferor Party” has the meaning set forth in Section 2.1.9.
1.176.“Transparency Laws” means any Applicable Law that requires certain companies in the pharmaceutical or healthcare industry to disclose and report information regarding payments made and agreements entered into with healthcare professionals or other individuals and entities carrying out activities in certain countries.
1.177.“U.S. Bankruptcy Code” means 11 U.S.C. §§ 101-1532, as amended, and the rules and regulations promulgated thereunder.
1.178.“United States” or “U.S.” means the United States of America and all of its districts, territories and possessions.
1.179.“Valid Claim” means a claim (a) of any issued, unexpired United States or foreign Patent, which has not, in the country of issuance, been donated to the public, disclaimed, or held invalid or unenforceable by a court of competent jurisdiction in an unappealed or unappealable decision, or (b) of any United States or foreign patent application, which has not, in the country in question, been cancelled, withdrawn, or abandoned. Notwithstanding the foregoing, on a country-by-country basis, a patent application pending for more than [***] from the [***] with respect thereto will not be considered to have any Valid Claim for purposes of this Agreement unless and until a patent that meets the criteria set forth in clause (a) above with respect to such application issues.
1.180.“Vertex” has the meaning set forth in the Preamble.
1.181.“Vertex Agreement Know-How” has the meaning set forth in Section 6.1.2.

1.182.“Vertex Agreement Patents” has the meaning set forth in Section 6.1.2.
1.183.“Vertex Agreement Technology” has the meaning set forth in Section 6.1.2.
1.184.“Vertex Core Technology” means [***].
1.185.“Vertex Core Technology Improvement” any Know-How that is generated by or on behalf of a Party or its Affiliates or Third Parties acting on its or their behalf, whether alone or jointly with the other Party or its Affiliates or Third Parties acting on its or their behalf, in each case, in the performance of activities under this Agreement, whether or not patented or patentable, to the extent that such Know-How is [***].
1.186.“Vertex Indemnified Party” has the meaning set forth in Section 8.1.2.
ARTICLE 2.
RESEARCH, DEVELOPMENT, MANUFACTURING AND COMMERCIALIZATION
1.1.Research.
1.1.1.Research Plan & Budget. During the Research Term, the Parties will collaborate in the Research Program pursuant to a research plan (such plan, as may be amended pursuant to Section 2.1.2, the “Research Plan”). All of the activities with respect to the Research of Licensed Agents and Product to be conducted by the Parties under this Agreement during the Research Term will be set forth in the Research Plan (such activities, the “Research Activities”). The Research Plan will include a budget for any Research Activities to be conducted by Company (such budget, the “Research Budget”). The Research Plan and Research Budget may be amended as set forth in this Agreement. The initial Research Plan and initial Research Budget are set forth in Schedule 2.1.1 and Section 1, Section 2, and Section 4 thereof includes all Research Activities related to on-going pre-clinical studies with respect to ENTR-701.
1.1.2.Amendments to Research Plan and Budget. During the Research Term, in addition to the Research Activities described in the last sentence of Section 2.1.1, the Parties will conduct Research related to [***] as described in Section 3 of the initial Research Plan set forth in Schedule 2.1.1. Within [***] after the Effective Date, the JRC will amend (i) the initial Research Plan to include a detailed plan for the Research Activities set forth in this Section 2.1.2, and (ii) the initial Research Budget to include Company’s FTE Costs, Out-of-Pocket Costs, and Manufacturing Costs for such Research Activities. In addition, during the Research Term, the Research Plan and Research Budget will be reviewed at least [***] by the JRC and the JRC will amend the Research Plan and Research Budget during such review as is appropriate to reflect any material developments and adjustments to the planned Research Activities. In addition, the JRC may amend the Research Plan and Research Budget at any other time during the Research Term to adjust the Research of Licensed Agents and Products.
1.1.3.Conduct of the Research. Each Party, directly or through its Affiliates or permitted Subcontractors, will use Commercially Reasonable Efforts to conduct the activities allocated to it in the Research Plan in accordance with the Research Plan, including the timelines set forth therein, and in a professional and timely manner. Each Party will, and will require its Affiliates and Subcontractors to, perform its obligations under the Research Plan in compliance with Applicable Law. [***]. Vertex will reimburse Company in accordance with Section 5.8 for Company’s FTE Costs and Out-of-Pocket Costs incurred in conducting such Research Activities in accordance with the Research Plan and Research Budget.

1.1.4.Additional Research. Following the Research Term, upon Vertex’s request for Company to conduct certain additional Research activities with respect to Licensed Agents and Products, the Parties will discuss in good faith and, if the Parties agree that Company will conduct such activities, agree on a plan (each, an “Additional Research Plan”) and budget (each, an “Additional Research Budget”) for such activities (the “Additional Research Activities”). If the Parties agree on the Additional Research Plan and Additional Research Budget, then Company, directly or through its Affiliates or Subcontractors engaged in accordance with Section 2.1.4, will use Commercially Reasonable Efforts to perform the Additional Research Activities in accordance with the Additional Research Plan, including the timelines set forth therein, and in a professional and timely manner. Company will, and will require its Affiliates and Subcontractors to, perform its obligations under the Additional Research Plan in compliance with Applicable Law. [***]. Vertex will reimburse Company in accordance with Section 5.8 for Company’s FTE Costs and Out-of-Pocket Costs incurred in conducting such Additional Research Activities in accordance with the Additional Research Plan and Additional Research Budget. The Parties may amend any Additional Research Plan and Additional Research Budget upon mutual consent.
1.1.5.Company Pre-Clinical Studies. [***].
1.1.6.Subcontracting. Each Party may engage consultants, subcontractors, academic researchers or other vendors (each, a “Subcontractor”) to perform Research Activities allocated to such Party under the Research Plan or Additional Research Activities allocated to such Party under the Additional Research Plan, as applicable; provided that Company will not engage any Subcontractor, other than to the extent set forth in the Research Plan or Additional Research Plan, as applicable, without Vertex’s written consent. Each such contract between a Party and a Subcontractor will be consistent with the provisions of this Agreement and will include confidentiality provisions that are at least as restrictive as those described in ARTICLE 10 except with respect to the duration of such obligations which will be commercially reasonable and customary for agreements of the applicable type. Each Party will be responsible for the effective and timely management of and payment of its Subcontractors. The engagement of any Subcontractor in compliance with this Section 2.1.6 will not relieve the applicable Party of its obligations under this Agreement.
1.1.7.Records. Each Party will maintain, and cause its Affiliates and Subcontractors to maintain, records of its activities under the Research Plan or Additional Research Plan in sufficient detail and in good scientific manner appropriate for scientific, patent and regulatory purposes, which will be complete and accurate in all material respects and will fully and properly reflect all work done, data and developments made, and results achieved.
1.1.8.Progress Reports. During the Research Term, each Party will furnish to the JRC, within [***] after the end of each [***], an update on such Party’s progress under the Research Plan with respect to the performance of the Research Activities during the relevant [***], including a summary of any results and data generated by or on behalf of such Party or its Affiliates under the Research Plan during the relevant [***] (each, a “Progress Report”). For so long any Additional Research Plan is in effect, Company will furnish to Vertex, within [***] after the end of each [***], an update on Company’s progress under the Additional Research Plan with respect to the performance of the Additional Research Activities during the relevant [***], including a summary of any results and data generated by or on behalf of Company or its Affiliates under the Additional Research Plan during the relevant [***] (each, an “Additional Progress Report”).
1.1.9.Transfer of Materials. To facilitate the conduct of activities under the Research Plan or an Additional Research Plan, as applicable, either Party (the “Transferor Party”) may, at its election, provide Materials to the other Party (the “Transferee Party”) solely as mutually agreed by the Parties or as set forth in the Research Plan or any Additional Research Plan. All such Materials (a) will remain the sole property of the Transferor Party, (b) will be used only in the exercise if the Transferee Party’s rights or fulfillment of the Transferee Party’s obligations under this Agreement, (c) except as provided in the Research Plan or Additional Research Plan or as otherwise agreed by the Parties, (i) will remain solely under the control of the Transferee Party, (ii) will not be used or delivered by the Transferee Party to or for the benefit of any Third Party, and (iii) will not be used in research or testing involving human subjects, and (d) will be subject to all additional restrictions and obligations that the Transferor Party has identified in a written notice to the Transferee Party as being necessary for the Transferor Party to comply with its obligations to Third Parties with respect to the applicable Material, which notice is provided at or prior to the delivery of such Materials to the Transferee Party. Without limitation to ARTICLE 7, all Materials supplied under this Section 2.1.9 are supplied “as is”, with no warranties of fitness for a particular purpose, and must be used with prudence and appropriate caution in any experimental work, as not all of their characteristics may be known. Following the completion of the activities for which the applicable Materials were supplied under this Section 2.1.9 or upon the Transferor Party’s earlier request, the Transferee Party will either destroy or return to the Transferor Party, at the Transferor Party’s sole discretion, all Materials provided by the Transferor Party that are unused; provided that Vertex will have the right to retain and continue to use any Materials provided by Company that Vertex has the right to Exploit under the license granted to Vertex pursuant to Section 4.1.1.
1.1.10.Research Following Research Term. Following the Research Term, Vertex will have the sole and exclusive control over all matters relating to the Research of Licensed Agents and Products. For so long as Vertex is conducting Research activities under this Section 2.1.10, no later than [***] of each [***], Vertex will provide Company with a [***] report regarding the status of Vertex’s Research of Licensed Agents and Products; provided that Vertex will [***]. Such reports may be combined with any applicable reports under Section 2.2.2 and may be provided to Company in conjunction with meetings and other communications between the representatives of Vertex and Company on the JRC.
1.2.Development.
1.1.1.Generally. Subject to Section 2.6, Vertex will have sole and exclusive control over all matters relating to the Development of Licensed Agents and Products.
1.1.2.Reporting. For so long as Vertex is conducting Development activities with respect to the Licensed Agent or Products, no later than [***] of each [***], Vertex will provide Company with a [***] report regarding the status of Vertex’s Development of Licensed Agents and Products; provided that Vertex will [***]. Such reports may be combined with any applicable reports under Section 2.1.10 and may be provided to Company in conjunction with meetings and other communications between the representatives of Vertex and Company on the JRC.
1.3.Regulatory Matters.
1.1.1.Responsibilities. Vertex will have the sole and exclusive authority to (a) prepare and file Regulatory Filings and applications for Price Approval, each in its own name (or the name of its designee(s)), for all Licensed Agents and Products in the Field in the Territory; provided that Vertex will provide drafts of all portions of INDs or Approval Applications for the Product (including amendments to the foregoing) that are [***] reasonably in advance of Vertex’s planned finalization of the applicable IND, Approval Application, or amendments to the applicable Regulatory Authority for Company’s review and comment, and Vertex will consider in good faith Company’s comments to any such portions of INDs, Approval Applications, or amendments to the extent they [***] that Company provides to Vertex reasonably in advance of Vertex’s planned finalization thereof, and (b) communicate with Regulatory Authorities with respect to the Licensed Agents and Products in the Field in the Territory, both prior to and following Marketing Approval and Price Approval, including all communications and decisions with respect to (i) labeling of Products, and (ii) the negotiation of Price Approvals. Without limiting the foregoing, during the Term, neither Company nor its Affiliates will prepare or file any Regulatory Filings with any Regulatory Authority with respect to any Licensed Agent or Product in the Field in the Territory.
1.1.2.Ownership. Ownership of all right, title and interest in and to all Regulatory Filings, Regulatory Approvals and Price Approvals directed to any Licensed Agent or Product in the Field in each country of the Territory will be held by and in the name of Vertex, its Affiliate, designee or Sublicensee.
1.1.3.Cooperation. Company will, and will cause its Affiliates to, cooperate with Vertex with respect to all regulatory matters relating to any Licensed Agent or Product. Without limiting the foregoing, as requested by Vertex, Company will assist Vertex in preparing Regulatory Filings for Products and make information Controlled by Company or its Affiliates available to Vertex to the extent necessary or useful in connection with such Regulatory Filings. Upon Vertex’s reasonable request, Company will support the Development of Licensed Agents and Products by providing Regulatory Authorities with access to, and the right to audit, any data or other Know-How and associated documents that are in Company’s possession or Control and are relied on by Vertex in its Regulatory Filings for Licensed Agents and Products. Company will not make any submission to any Regulatory Authority with respect to the Licensed Agents and Products in the Field in the Territory without first obtaining Vertex’s prior written consent. Vertex will, and will cause its Affiliates to, reasonably cooperate with Company with respect to all Regulatory Filings proposed by Company to the extent [***].
1.1.4.Right of Reference.
(a)By Company. Company hereby grants Vertex, its Affiliates, Sublicensees and Distributors a “Right of Reference” (including rights of reference or cross-reference as discussed in FDA’s regulations (see 21 C.F.R. §§ 312.23(b), 314.3(b), 601.51(a)) and any foreign counterparts to such regulations), to any Regulatory Filings Controlled by Company or its Affiliates that are [***] to Exploit a Licensed Agent or Product in the Field in the Territory solely for the purpose of Exploiting such Licensed Agent or Product in the Field in the Territory. If requested by Vertex, Company will provide a signed statement to this effect (including a statement of right of reference that can be submitted to module 1 of a Regulatory Filing of Vertex).
(b)By Vertex. Vertex hereby grants Company, its Affiliates, Sublicensees and Distributors a “Right of Reference” (including rights of reference or cross-reference as discussed in FDA’s regulations (see 21 C.F.R. §§ 312.23(b), 314.3(b), 601.51(a)) and any foreign counterparts to such regulations), to any Regulatory Filings Controlled by Vertex or its Affiliates that are [***] to Exploit any [***] in the Field in the Territory solely for the purpose of Exploiting such [***] in the Field in the Territory. If requested by Company, Vertex will provide a signed statement to this effect (including a statement of right of reference that can be submitted to module 1 of a Regulatory Filing of Company).
1.4.Manufacturing.
1.1.1.Research Activities. Prior to the Manufacturing Transfer Date and except as set forth in the Research Plan or any Additional Research Plan, Company will have the sole responsibility to Manufacture the Licensed Agents and Products used by each Party to complete the Research Activities allocated to it under such Research Plan and for Company to complete Additional Research Activities allocated to Company under any Additional Research Plan and at Vertex’s cost and expense in accordance with the Research Budget or Additional Research Budget, as applicable, or as otherwise provided under this Agreement. The Research Plan will set forth the total quantities of Licensed Agents and Products expected to be used by each Party to complete the Research Activities allocated to it under such Research Plan, any Additional Research Plan will set forth the total quantities of Licensed Agents and Products expected to be used by Company to complete the Additional Research Activities allocated to it under such Additional Research Plan, and the Research Budget or the Additional Research Budget, as applicable, will include the Manufacturing Cost for the quantities of Licensed Agents and Products set forth in the applicable Research Plan or Additional Research Plan.
1.1.2.Development Activities. Prior to the Manufacturing Transfer Date, Company will have the sole responsibility to Manufacture and supply to Vertex quantities of ENTR-701 reasonably requested by Vertex for Development activities at Vertex’s cost and expense. If Vertex determines that such supply will be needed prior to the Manufacturing Transfer Date, then, at Vertex’s request, the Parties will negotiate and enter into a clinical supply agreement (the “Supply Agreement”) and a quality agreement regarding such clinical supply on commercially reasonable terms.
1.1.3.Termination of Manufacturing Obligation. Vertex will use Commercially Reasonable Efforts to establish its capabilities to manufacture ENTR-701 prior to the [***] of the Effective Date. If the Manufacturing Transfer Date has not occurred prior to the [***] of the Effective Date, then Company’s obligation to Manufacture and supply to Vertex quantities of ENTR-701 will immediately terminate upon such date unless otherwise stated in the Supply Agreement or agreed by the Parties in writing; provided, however, that if the Manufacturing Transfer Date has not occurred prior to the [***] of the Effective Date despite Vertex’s use of Commercially Reasonable Efforts to effectuate such Manufacturing technology transfer, then Company will not unreasonably withhold, condition, or delay its consent to continue its Manufacturing obligation as set forth in Section 2.4.1 or Section 2.4.2 until the Manufacturing Transfer Date, and Vertex will pay for such Manufacturing either (a) at the Manufacturing Cost, if such failure to achieve the Manufacturing Transfer Date by the [***] of the Effective Date is [***] or (b) at the Manufacturing Cost plus [***]% if such failure to achieve the Manufacturing Transfer Date by the [***] of the Effective Date is [***] ((a) and (b)), subject to [***] and this Agreement.
1.1.4.Following Manufacturing Technology Transfer. Following the Manufacturing Transfer Date and except as set forth in the Research Plan or any Additional Research Plan, Vertex will have sole and exclusive control over all matters related to the Manufacture and supply of Licensed Agents and Products for Exploitation in the Field in the Territory.
1.1.5.Manufacturing Costs. Company will provide all Licensed Agents and Products under this Section 2.4 at the Manufacturing Cost (with such Manufacturing Costs for Licensed Agents and Products to be used in performing Research Activities and Additional Research Activities to be included in the applicable Research Budget or Additional Research Budget) or as otherwise provided in Section 2.4.3. If requested by Vertex, the Parties will discuss Company’s Manufacturing Costs for all Licensed Agents and Products Manufactured by Company as provided hereunder and [***]. If the Parties agree that [***], Company will use Commercially Reasonable Efforts to [***] and keep Vertex reasonably informed on the progress thereof.
1.5.Commercialization.

1.1.1.General. Subject to Section 2.6, Vertex will have sole and exclusive control over all matters relating to the Commercialization of Products in the Field in the Territory.
1.1.2.Branding. Vertex will have sole and exclusive control over all matters relating to the selection of all trademarks used in connection with the Commercialization of any Product in the Field in the Territory and Vertex or its designee(s) will own all of such trademarks. Company will not use nor seek to register, anywhere in the Territory, any trademark that is confusingly similar to any trademark used by or on behalf of Vertex, its Affiliates or Sublicensees in connection with any Product.
1.6.Vertex Diligence. Vertex (acting directly or through one or more Affiliates or Sublicensees) will use Commercially Reasonable Efforts to [***].
1.7.Applicable Laws. Vertex will, and will require its Affiliates and Sublicensees to, comply in all material respects with Applicable Law in its and their Research, Development, Manufacture and Commercialization of Licensed Agents and Products, including, where required, GMP, GCP and GLP.
1.8.Safety Data Exchange.
1.1.1.[***]. Upon either Party’s request, the Parties will establish processes and procedures for sharing information regarding [***], as needed to support each Party’s regulatory responsibilities and to comply with applicable regulatory pharmacovigilance requirements, including [***]. Any such procedures will not be construed to restrict either Party’s ability to take any action that it deems to be appropriate or required of it under the applicable regulatory requirements, if permitted by Applicable Law. Without limiting the foregoing, (a) Company will promptly disclose to Vertex in writing any information in Company’s possession or control regarding the occurrence of any Adverse Event related to [***], and (b) Vertex will promptly disclose to the Company in writing any information in Vertex’s possession or control regarding the occurrence of any Adverse Event related to [***].
1.1.2.Safety Data. Upon Vertex’s request, the Parties will negotiate and enter into a separate safety data exchange agreement (a “Safety Data Exchange Agreement”). The Safety Data Exchange Agreement will set forth guidelines and procedures for the receipt, investigation, recording, review, communication, reporting and exchange between the Parties of Adverse Event reports and Other Safety Information, that, for purposes of information exchange between the Parties, will include Adverse Events and serious Adverse Events, and any other information concerning or impacting the safety of any Product or Licensed Agent. Without limiting the foregoing, upon Vertex’s request, the Parties will meet to establish a safety oversight working group comprised of members of both Parties, which, except as otherwise provided in the Safety Data Exchange Agreement, will discuss and establish processes and procedures for sharing information needed to support each Party’s regulatory responsibilities and to comply with applicable regulatory pharmacovigilance requirements. Any such procedures will not be construed to restrict either Party’s ability to take any action that it deems to be appropriate or required of it under the applicable regulatory requirements, if permitted by Applicable Law. Without limiting the foregoing, (a) Company will promptly disclose to Vertex in writing any information in Company’s possession regarding the occurrence of any Adverse Event or any Other Safety Information, in each case, that [***] and (b) Vertex will promptly disclose to Company in writing any information in Vertex’s possession regarding the occurrence of any Adverse Event or other Safety Information, in each case ((a) and (b)), that [***]. In addition, Vertex will (a) maintain a unified worldwide Adverse Event database for Products, and be responsible for reporting Adverse Events and serious Adverse Events to the applicable Regulatory Authorities and (b) be responsible for all signal detection and risk management activities with respect to Products and will develop and approve the contents of all safety communications to Regulatory Authorities, including expedited non-clinical and clinical safety reports and aggregate reports to health authorities, institutional review boards and ethics committees.
ARTICLE 3.
GOVERNANCE

1.1.Joint Research Committee.
1.1.1.Formation. Within [***] after the Effective Date, the Parties will establish a joint steering committee (the “JRC”) to oversee and coordinate Research Activities during the Research Term. The JRC will be composed of [***] representatives from each Party or such other equal number of representatives from each Party as the JRC may from time to time agree. Each Party’s representatives on the JRC will be employees of such Party or its Affiliate of the seniority and experience appropriate in light of the functions, responsibilities and authority of the JRC. In addition, each Party may invite a reasonable number of additional representatives to participate in discussions and meetings of the JRC in a non-voting capacity; provided, however, that any such additional representatives that are not employees of such Party will be subject to the prior written consent of the other Party, which consent may be provided by its Alliance Manager, such consent not to be unreasonably withheld, conditioned, or delayed. Each Party’s representatives on the JRC and all other individuals participating in discussions and meetings of the JRC on behalf of a Party will be subject to confidentiality and non-use obligations with respect to information disclosed at such meeting that are no less restrictive than the provisions of ARTICLE 10 except with respect to the duration of such obligations which will be commercially reasonable. Each Party may replace its representatives on the JRC at any time by providing notice in writing to the other Party. [***] will designate the chairperson of the JRC. The chairperson of the JRC will be responsible for setting the agenda for meetings of the JRC with input from the other members, and for conducting the meetings of the JRC. The JRC will conduct its responsibilities hereunder in good faith and with reasonable care and diligence.
1.1.2.Responsibilities. The JRC will:
(a)provide a forum for the Parties to discuss the progress of the Research Activities and address issues and share information relating thereto;
(b)review, consider for approval, and if so determined, approve, each amendment to the Research Plan, including the Research Budget;
(c)review all material Research Activities undertaken by or on behalf of the Parties under the Research Plan, including the exchange and review of data and information generated pursuant to the Research Plan;
(d)oversee and coordinate the transfer of Licensed Technology to Vertex; and
(e)perform such other duties as are specifically assigned to the JRC under this Agreement.
1.1.3.Meetings; Minutes.
(a)The JRC will meet in person or by teleconference at least [***] on such dates and at such times and places as agreed to by the members of the JRC; provided that at least one such meeting per [***] will be in person unless the Parties agree otherwise. Each

Party will be responsible for its own expenses relating to attendance at, or participation in, JRC meetings.
(b)The Alliance Managers will provide the members of the JRC with draft written minutes for approval from each meeting within [***] after each such meeting. The responsibility for preparing the minutes will alternate between the Alliance Managers on a meeting-by-meeting basis. If the minutes of any meeting of the JRC are not approved by the JRC (with each Party’s representatives on the JRC collectively having one vote and without regard to the decision-making procedure set forth in Section 3.1.4) within [***] after the meeting, the objecting Party will append a notice of objection with the specific details of the objection to the proposed minutes.
1.1.4.Decision-Making. Each Party’s representatives on the JRC will collectively have one vote on all matters within the scope of the JRC’s responsibilities. The JRC members will use reasonable efforts to reach agreement on all JRC matters. If the JRC is unable to reach agreement with respect to a particular matter for which it is responsible within [***] after the matter is first presented to the JRC, the matter will be referred to the Executive Officers, who will use reasonable efforts to reach agreement on such matter. If such Executive Officers are unable to reach agreement with respect to a particular matter within [***] after the matter is first referred to such Executive Officers, [***] will have the right to make the final decision with respect to such matter; provided that [***]. Subject to the foregoing, [***].
1.1.5.Discontinuation of the JRC. The JRC’s authority will continue to exist until the first to occur of (a) the Parties mutually agreeing to disband the JRC and (b) the completion of the earlier of the Research Program or the Research Term. Following any termination of the JRC, any communications designated to occur at the JRC will occur between the Parties.
1.2.IP Committee. Within [***] days after the Effective Date, the Parties will form an intellectual property committee (the “IP Committee”), composed of [***] representatives from each Party that are employees of such Party or its Affiliates having relevant expertise, to coordinate the Prosecution and Maintenance and enforcement of Company Agreement Patents, Licensed Patents and Joint Agreement Patents. The IP Committee will meet in person or by means of telephone or video conference at least [***] each [***] during the Term or as the IP Committee may otherwise agree. Each Party may replace its representatives on the IP Committee at any time by providing notice in writing to the other Party. The IP Committee will have no decision-making authority but will act as a forum for discussion between the Parties with respect to matters relating to the ownership, prosecution and enforcement of Patents pursuant to this Agreement. In addition, each Party may invite a reasonable number of additional subject matter experts or relevant personnel of such Party to participate in discussions and meetings of the IP Committee; provided, however, that any such additional subject matter experts or relevant personnel that are not employees of such Party will be subject to the prior written consent of the other Party, which consent may be provided by its Alliance Manager, such consent not to be unreasonably withheld, conditioned, or delayed. Each Party’s representatives on the IP Committee and all other individuals attending or participating in discussions and meetings of the IP Committee on behalf of a Party will be bound under written confidentiality and non-use obligations with respect to information disclosed at such meeting that are no less restrictive than the provisions of ARTICLE 10 except with respect to the duration of such obligations which will be commercially reasonable.
1.3.Other Committees. The JRC may, by mutual agreement, form such other committees or working groups as may be necessary or desirable to facilitate activities under this Agreement and delegate certain responsibilities of the JRC to such committees or working groups. Any dispute arising from such committees or working groups will be escalated to the JRC for resolution.
1.4.Alliance Managers.
1.1.1.Appointment. Each Party will appoint a representative of such Party to act as its alliance manager under this Agreement (each, an “Alliance Manager”). Each Party will notify the other of its Alliance Manager within [***] of the Effective Date. Each Party may replace its Alliance Manager at any time upon notice to the other Party.
1.1.2.Specific Responsibilities. Unless the Parties otherwise agree, the Alliance Managers will attend meetings of the JRC but may not be members of the JRC. The Alliance Managers will serve as the primary contact point between the Parties for the purpose of providing each Party with information regarding the other Parties’ activities pursuant to this Agreement and will have the following responsibilities:
(a)schedule meetings of the JRC and circulate draft written minutes as provided in Section 3.1.3(b);
(b)facilitate the flow of information and otherwise promote communication, coordination and collaboration between the Parties;
(c)provide a single point of communication for seeking consensus both internally within the respective Party’s organization and between the Parties regarding key strategy and planning issues; and
(d)perform such other functions as requested by the JRC.
ARTICLE 4.
LICENSE GRANTS; EXCLUSIVITY
1.1.License Grant to Vertex.
1.1.1.License. Subject to the terms of this Agreement, effective upon the Effective Date, Company will grant and hereby grants to Vertex and its Affiliates an exclusive, royalty-bearing license, including the right to grant Sublicenses through [***] tiers in accordance with Section 4.1.2, under Company’s and its Affiliates’ interest in the Licensed Technology to Exploit the Licensed Agents and Products in the Field in the Territory.
1.1.2.Sublicensing.     Vertex and its Affiliates may grant Sublicenses of any rights granted to Vertex and its Affiliates by Company under this Agreement through [***] tiers of Sublicenses to one or more Third Parties. Each such Sublicense will be subject to a written agreement that is consistent with the terms of this Agreement. Vertex will remain responsible for each such Third Party’s compliance with the applicable terms of this Agreement. No later than [***] following the date upon which each Sublicense becomes effective, Vertex will provide Company with a true and complete copy of each Sublicense (including the identity of the Sublicensee and, if applicable, the region or field in which such rights have been sublicensed), subject to [***].
1.1.3.Limitations. Notwithstanding the license granted to Vertex pursuant to Section 4.1.1 and without limiting Section 4.4 or Section 4.5, Company will retain rights under the Licensed Technology for the purpose of [***]. Notwithstanding anything to the contrary in this Agreement, Company does not and will not be obligated to grant any licenses or other rights to Vertex with respect to Other Products contained in any Product that is a Combination Product.
1.2.License Grant to Company. Subject to the terms and conditions of this Agreement, effective upon the Effective Date, Vertex will grant and hereby grants to Company and its Affiliates a non-exclusive license in the Territory, with no right to grant sublicenses except to permitted Subcontractors, under (a) any Know-How Controlled by Vertex or its Affiliates and actually provided to Company hereunder, and (b) any Patents Controlled by Vertex or its Affiliates necessary or useful to perform the Research Activities or Additional Research Activities, if applicable, or to Manufacture the Licensed Agents and Products, in each case ((a) and (b)), (y) during the Research Term, solely to perform any Research Activities allocated to Company under the Research Plan or any Additional Research Activities allocated to Company under an Additional Research Plan, if applicable, and (z) prior to the Manufacturing Transfer Date, solely to manufacture Licensed Agents and Products (i) expected to be used by each Party to complete the Research Activities allocated to it under such Research Plan and for Company to complete Additional Research Activities allocated to Company under an Additional Research Plan, if applicable, and (ii) to perform other Research and Development activities as expressly contemplated under this Agreement or the Supply Agreement, if applicable or agreed by the Parties.
1.3.Technology Transfer.
1.1.1.Initial Transfer. Promptly following the Effective Date, Company will transfer to Vertex a copy of all Licensed Know-How [***] for Vertex to perform its Research Activities under the Research Plan, including any documentation (whether held in paper or electronic format and including copies of standard operating procedures or technical specifications), materials and other embodiments of Licensed Know-How.
1.1.2.Additional Transfer. Following the initial transfer described in Section 4.3.1, Company will provide updates to Vertex [***] per [***] regarding any newly acquired or generated Licensed Know-How, including information concerning any Products or Licensed Agents, and improved procedures for synthesis or manufacture of Licensed Agents or Product. As reasonably requested by Vertex, Company will promptly provide Vertex with any specific information included in the Licensed Technology that is necessary or useful for Vertex to Exploit the Licensed Compounds or Products. Company will provide such information to Vertex within [***] after Vertex’s request.
1.1.3.Transfer of Manufacturing Know-How and Materials. Without limiting Company’s other obligations under this Section 4.3, promptly following Vertex’s request, Company will, or will cause any relevant Affiliate or Third Party (including any contract manufacturing organization engaged by Company to Manufacture any Licensed Agent or Product) to, transfer to Vertex (a) all Licensed Know-How that is [***] to enable the Manufacture of each Licensed Agent or Product, and not previously transferred to Vertex under this Agreement, by providing copies or samples of relevant documentation (whether held in paper or electronic format and including copies of standard operating procedures or technical specifications), materials and other embodiments of such Licensed Know-How, and by using reasonable efforts to make available its, or the applicable Affiliate’s or Third Party’s, qualified technical personnel on a reasonable basis to consult with Vertex with respect to such Licensed Know-How and (b) at Vertex’s request, any Materials used by Company or its Affiliates or Third Party subcontractors in the Manufacture of such Licensed Agent or Product, excluding any commercially available, off-the-shelf Materials, in each case of (a) and (b), at the sole cost of Vertex.

1.1.4.Assistance by Company Personnel; Access to Records. To assist with the transfer of Licensed Know-How under this Section 4.3 and Vertex’s exploitation thereof in accordance with the terms of this Agreement, Company will make its personnel reasonably available to Vertex during normal business hours to transfer such Licensed Know-How to Vertex and respond to Vertex’s inquiries with respect thereto and Vertex will be responsible for all FTE Costs and Out-of-Pocket Costs, if applicable. In addition, following the Effective Date, Vertex will have a right, upon reasonable prior notice, to access, review and copy records, including laboratory notebooks and raw data, of Company’s and its Affiliates’ and Subcontractors’ activities under the Research Plan and Additional Research Plan.
1.1.5.Manufacturing Subcontractors. Schedule 4.3.5 identifies the Subcontractors that Company has currently engaged in the Manufacture of the Licensed Agents and Products. At Vertex’s request, Company will use Commercially Reasonable Efforts to assist Vertex in establishing a business relationship with such vendors or contractors. In addition, Company will use Commercially Reasonable Efforts to [***].
1.4.No Implied Licenses. Except as expressly provided in this Agreement, neither Party will be deemed by estoppel or implication to have granted the other Party any licenses or other right with respect to any intellectual property.
1.5.Exclusivity Covenants. Subject to Section 4.6 and Section 4.7, during the Term, except in the performance of its obligations or exercise of its rights under this Agreement, neither Company nor any of its Affiliates will work independently or for or with, or grant any license or similar right to, any Third Party with respect to the [***].
1.6.Acquisition of Distracting Product. Notwithstanding the provisions of Section 4.5, if Company or any of its Affiliates acquires rights to research, develop, manufacture or commercialize a product in the [***] as the result of a merger, acquisition or combination with or of a Third Party other than a Change of Control where Company is the acquired entity (each, an “Acquisition Transaction”) and, on the date of the closing of such Acquisition Transaction, such product is being researched, developed, manufactured or commercialized and such activities would, but for the provisions of this Section 4.6, constitute a breach of Section 4.5 (such product, a “Distracting Product”), Company or such Affiliate will, within [***] after the closing of such Acquisition Transaction notify Vertex in writing of such acquisition and either:
(a)request that such Distracting Product be included in this Agreement on terms to be negotiated, in which case, the Parties will discuss the matter in good faith for a period of no less than [***] (or such longer period as may be agreed by the Parties) and, if unable to reach agreement on the terms on which such Distracting Product would be included hereunder within such period, Company will elect to take the action specified in either clause (b) or (c) below; provided that the time periods specified in such clauses will be tolled for so long as the Parties are engaged in discussion under this clause (a);
(b)notify Vertex in writing that Company or its Affiliate will Divest its rights to such Distracting Product, in which case, within [***] after the closing of the Acquisition Transaction, Company or its Affiliate will Divest such Distracting Product; or
(c)notify Vertex in writing that it is ceasing all such research, development, manufacturing and commercialization activities with respect to the Distracting Product, in which case, within [***] after Vertex’s receipt of such notice, Company and its Affiliates will cease all such activities.
During the discussion period under clause (a), prior to the time of divestiture pursuant to clause (b), or prior to the termination of activities pursuant to clause (c), as applicable, Company and its

Affiliates will use Commercially Reasonable Efforts to [***], including using Commercially Reasonable Efforts to ensure that [***].
1.7.Change of Control. If there is a Change of Control involving Company (where Company is the acquired entity), the obligations of Section 4.5 will not apply to (x) any program of the relevant acquirer or its Affiliates that exists prior to the closing of such Change of Control or that arises thereafter [***], or to (y) any products Developed or Commercialized under such program; provided that (a) Company and the acquirer and its Affiliates existing immediately prior to the effective date of such Change of Control [***], (b) the acquirer and its Affiliates existing immediately prior to the effective date of such Change of Control do not [***].
1.8.HSR Filings.
1.1.1.Antitrust Filings. Each of Vertex and Company will, within [***] following the Execution Date (or such later time as may be agreed to in writing by the Parties), unless the Parties together determine that no HSR Filing is required for the activities and licenses contemplated under this Agreement, file (a) any HSR Filing required with respect to the transactions contemplated hereby with the United States Federal Trade Commission (“FTC”) and the Antitrust Division of the United States Department of Justice (“DOJ”), and (b) any other Antitrust Filings required with respect to the transactions contemplated hereby with the applicable Governmental Authority. The Parties will cooperate with one another to the extent necessary in preparation of any such Antitrust Filings. Each Party will be responsible for its own costs and expenses (other than filing fees, which Vertex will pay) associated with any Antitrust Filing. With respect to the HSR Filing and other Antitrust Filings made pursuant to this Section 4.8.1, each of Vertex and Company will, to the extent practicable: (a) promptly notify the other Party of any material communication to that Party from the FTC, the DOJ, or any other agency or authority and, subject to Applicable Laws, discuss with and permit the other Party to review in advance any proposed written communication to any of the foregoing; (b) not agree to participate in any substantive meeting or discussion with the FTC, the DOJ or any other agency or authority in respect of any filings, investigation or inquiry concerning this Agreement unless it consults with the other Party in advance and, to the extent permitted by the FTC, the DOJ or any other agency or authority, give the other Party the opportunity to attend and participate thereat; and (c) furnish the other Party with copies of all correspondence and communications (and memoranda setting forth the substance thereof) between them and their Affiliates and their respective representatives on the one hand, and the FTC, the DOJ or any other agency or authority or members of their respective staffs on the other hand, with respect to this Agreement.
1.1.2.Antitrust Clearance. In furtherance of obtaining clearance for an Antitrust Filing filed pursuant to this Section 4.8, Company and Vertex will use their respective reasonable best efforts to resolve as promptly as practicable any objections that may be asserted with respect to this Agreement or the transactions contemplated by this Agreement under any antitrust, competition or trade regulatory law. In connection with such clearance from the FTC, the DOJ or any other Governmental Authority, neither Party nor its Affiliates will be required to (a) sell, divest (including through license or a reversion of licensed or assigned rights), hold separate, transfer or dispose of any assets, operations, rights, product lines, businesses or interest therein of such Party or any of its Affiliates (or consent to any of the foregoing actions); (b) take any action, agree to take any action, or consent to the taking of any action other than the transactions contemplated by this Agreement, including any such action that would limit a Party’s freedom of action or the conduct of any business, asset, product line or property of such Party or its Affiliates or any joint venture in which such Party or its Affiliates hold an equity interest; or (c) litigate or otherwise formally oppose any determination (whether judicial or administrative in nature) by a Governmental Authority seeking to impose any of the restrictions referenced in clause (a) or (b) above.

1.1.3.Rights and Obligations. Other than the provisions of this Section 4.8, Section 7.1, Section 7.2, Section 7.3, Section 9.2.1, ARTICLE 10, Section 11.5, and Section 11.11, and all definitions necessary to give effect to the foregoing provisions, each of which will each become effective on the Execution Date, the rights and obligations of the Parties under this Agreement will not become effective until the Effective Date.
ARTICLE 5.
FINANCIAL PROVISIONS
1.1.Up-Front Fee. Within [***] following the Effective Date, Vertex will pay Company a one-time up-front fee of $223,681,352, which fee will be non-refundable, non-creditable and not subject to set-off. The Parties hereby acknowledge that part of such up-front fee is reimbursement of past expenses of Company. Vertex will be entitled to credit any amounts owed under Section 6.1 of the Sublicense Agreement against the foregoing; provided, however, unless the Sublicense Agreement has been assigned to OSIF, Vertex will make a single payment to Company of the amount specified this Section 5.1, which will satisfy Vertex’s obligations under both this Section 5.1 and Section 6.1 of the Sublicense Agreement.
1.2.Equity Investment. The Parties acknowledge that simultaneously with the execution of this Agreement, Company and Vertex have executed a Stock Purchase Agreement pursuant to which Vertex will, on the Effective Date, purchase $26,318,648 of Company common stock, $0.0001 par value per share, in accordance with the terms of such Stock Purchase Agreement, which investment is separate from the payment of the of the upfront fee described in Section 5.1.
1.3.Milestone Payments.
1.1.1.Development & Regulatory Milestones. Vertex will pay Company the milestone payments set forth in this Section 5.3.1 in accordance with the procedure set forth in Section 5.3.3 upon the first achievement of the relevant milestone event by Vertex or any of its Affiliates or Sublicensees, which payments will be non-refundable, non-creditable and not subject to set-off. Each milestone payment set forth below is payable only once, regardless of the number of Products that achieve the relevant milestone event or the number of times a Product achieves the relevant milestone event. Vertex will be entitled to credit any milestone payment owed under Section 6.2.1 of the Sublicense Agreement (whether such milestone payment is owed to Company or, if the Sublicense Agreement is assigned to OSIF, to OSIF) against corresponding milestone payments paid under this Section 5.3.1; provided, however, that unless the Sublicense Agreement has been assigned to OSIF, Vertex will make a single payment to Company of a milestone payment specified in this Section 5.3.1, which will satisfy Vertex’s obligations with respect to the applicable milestone under this Section 5.3.1 and with respect to the corresponding milestone under Section 6.2.1 of the Sublicense Agreement.

	Milestone Event	Milestone Payment
1	[***]	[***]
2	[***]	$[***]
3	[***]	$[***]
4	[***]	$[***]
5	[***]	$[***]
1.1.2.Commercial Milestones. Vertex will pay Company the milestone payments set forth in this Section 5.3.2 in accordance with the procedure set forth in

Section 5.3.3 upon the first achievement of the relevant milestone event by Vertex or its Affiliates or any Sublicensees, which payments will be non-refundable, non-creditable and not subject to set-off. Each milestone payment set forth below, is payable only once regardless of the number of Products that achieve the relevant milestone event or the number of times Product(s) achieve such milestone event. Vertex will be entitled to credit any milestone payment owed under Section 6.2.2 of the Sublicense Agreement (whether such milestone payment is owed to Company or, if the Sublicense Agreement is assigned to OSIF, to OSIF) against corresponding milestone payments paid under this Section 5.3.2; provided, however, that unless the Sublicense Agreement has been assigned to OSIF, Vertex will make a single payment to Company of a milestone payment specified in this Section 5.3.2, which will satisfy Vertex’s obligations with respect to the applicable milestone under this Section 5.3.2 and with respect to the corresponding milestone under Section 6.2.2 of the Sublicense Agreement.

	Milestone Event	Milestone Payment
6	First time Annual Net Sales of all Products exceed $[***]	$[***]
7	First time Annual Net Sales of all Products exceed $[***]	$[***]
1.1.3.Notice; Payment; Skipped Milestones. Vertex will provide Company with written notice upon the achievement of each of the milestone events set forth in Section 5.3.1 and Section 5.3.2, such written notice to be provided (a) with respect to any milestone event under Section 5.3.1, within [***] after such achievement and (b) with respect to any milestone event under Section 5.3.2, on or prior to the date of delivery of the royalty report under Section 5.4.7 for the [***] in which such milestone event is first achieved. Following receipt of such written notice, Company will promptly invoice Vertex for the applicable milestone and Vertex will make the appropriate milestone payment within [***] after receipt of such invoice. Each milestone payment corresponding with the milestones numbered [***] as set forth in Section 5.3.1 are intended to be successive; if a Product is not required to undergo the event associated with any such milestone event, such skipped milestone will be deemed to have been achieved upon the achievement by such Product of the next successive milestone event. Payment for any such skipped milestone that is owed in accordance with the provisions of the foregoing sentence with respect to a given Product will be due concurrently with the payment for the next successive milestone event by such Product, it being agreed that if a Product is not required to undergo the milestone numbered [***] the corresponding payment will be made upon the first to occur of the milestones numbered [***]. For the avoidance of doubt, the occurrence of milestone number [***] will not trigger payment of milestone number [***]. For clarity, each milestone payment corresponding with the milestones numbered [***] as set forth in Section 5.3.2 are intended to be additive such that if both milestones numbered [***] are achieved in the same Calendar Year, Vertex will pay to Company a payment of $[***] (subject to any applicable credits for payments owed to Company or, if the Sublicense Agreement is assigned to OSIF, to OSIF under the Sublicense Agreement).
1.4.Royalties.
1.1.1.Royalty Rates. Subject to Sections 5.4.2, 5.4.3, 5.4.4 and 5.4.5, on a Product-by-Product basis, Vertex will pay Company non-refundable, non-creditable royalties based on the aggregate Net Sales of all Products sold by Vertex, its Affiliates or Sublicensees in the Field in the Territory during a Calendar Year at the rates set forth in the table below. The obligation to pay royalties will be imposed only once with respect to the same unit of a Product.

Annual Net Sales (in Dollars) for all Products in the Territory	Royalty Rates as a Percentage (%) of Net Sales
Portion of Annual Net Sales up to and including $[***]	[***]%
Portion of Annual Net Sales that exceeds $[***] up to and including $[***]	[***]%
Portion of Annual Net Sales that exceeds $[***]	[***]%
1.1.2.Royalty Term. Vertex will pay royalties to Company under this Section 5.4 on a Product-by-Product and a country-by-country basis during the Royalty Term for the applicable Product in the applicable country. Upon the expiration of the Royalty Term for a given Product in a given country, the license granted to Vertex under Section 4.1.1 will become fully-paid, perpetual and irrevocable with respect to such Product in such country.
1.1.3.Reduction for Lack of Patent Coverage and Regulatory Exclusivity. Subject to Section 5.4.6, if during any period within the applicable Royalty Term for a country, (a) no Valid Claim of a Licensed Patent exists that Covers such Product in such country, and (b) all applicable regulatory exclusivity periods, including data exclusivity periods, have expired in such country with respect to such Product, Net Sales of such Product in such country will be reduced by [***]% for purposes of calculating the royalty owed under Section 5.4.1 for the remainder of the Royalty Term.
1.1.4.Reduction for Competition. Subject to Section 5.4.6, if during any [***] during the Royalty Term for a Product in a given country, (a) a Competitive Product with respect to such Product is sold during such [***] in such country and (b) Net Sales for such Product in such country is less than [***]% of the average Net Sales for such Product in such country during the [***] consecutive [***] immediately preceding the [***] during which any such Competitive Product is first sold in such country, then Net Sales of such Product in such country (after any applicable reduction pursuant to Section 5.4.3) will be reduced by [***]% for purposes of calculating the royalty owed under Section 5.4.1 for the remainder of the Royalty Term; provided, however, the royalty reduction in this Section 5.4.4 will no longer apply in any country, or in any [***] in a country, as applicable, where there are no Competitive Products for such Product marketed or sold in such country and the Net Sales of such Product sold by Vertex or its Affiliates or Sublicensees in such country during such [***] is greater than [***]% of the average Net Sales of such Product during the [***] consecutive [***] immediately prior to the [***] during which any such Competitive Product is first sold in such country.
1.1.5.Third Party Licenses. Subject to Section 5.4.6, following the JRC’s (or the Parties’ if the JRC has disbanded) discussion of Vertex’s intent to enter into an agreement to license or acquire rights to Selected Third Party Intellectual Property, and if Vertex enters into such agreement, Vertex may deduct from the royalties payable to Company under this Section 5.4 [***]% of any Selected Third Party Intellectual Property Costs paid by Vertex, its Affiliates or Sublicensees.
1.1.6.Aggregate Limitation on Deduction. Notwithstanding the foregoing, in no event will the deductions set forth in Section 5.4.3 through Section 5.4.5 reduce the royalties payable to Company with respect to a particular [***] in a given country to less than [***]% of the royalties that would otherwise be due pursuant to Section 5.4.1; provided, that [***]. In the event the Sublicense Agreement is assigned to OSIF, Vertex will, consistent with Section 5.5, have the right to offset the full royalty payment made to OSIF under Section 6.3 of the Sublicense Agreement without regard to the limits on reductions set forth in this Section

5.4.6, and such limits or reductions will be applied to the royalty payments owed hereunder after the offset of such full royalty payments made to OSIF.
1.1.7.Royalty Reports. Following the first sale of a Product giving rise to Net Sales and continuing for the remainder of the Royalty Term for such Product, within [***] after the end of each [***], Vertex will deliver a report to Company specifying on a Product-by-Product and country-by-country basis: (a) Net Sales in the relevant [***]; (b) to the extent such Net Sales include sales not denoted in US Dollars, a summary of the then-current exchange rate methodology(ies) used for the calculation of Net Sales in accordance with Section 5.9.2, and (c) royalties payable on such Net Sales, provided that Vertex will provide a good faith written estimate of such report under this Section 5.8 to Company within [***] after the end of each [***]. Unless the Sublicense Agreement has been assigned to OSIF, then the royalty report submitted by Vertex under this Section 5.4.7 will satisfy Vertex’s obligations under both this Section 5.4.7 and Section 6.3.7 of the Sublicense Agreement. All royalty payments due under this Section 5.4 for each [***] will be due and payable within [***] after the end of each [***]. [***].
1.5.Payments to OSIF. In the event the Sublicense Agreement is assigned to OSIF, (a) Vertex will be entitled to offset all payments made to OSIF with respect to the OSIF Patents and OSIF Know-How (each as defined in the Sublicense Agreement, including any amendments thereto made prior to such assignment to OSIF, but excluding any payments that Vertex has agreed to make under Section 7.1.1 of the Sublicense Agreement) against payments made to Company under this Agreement, and (b) in no event will the total payments made by Vertex to both Company and OSIF under this Agreement and the Sublicense Agreement exceed the amounts that would be due to Company under this Agreement if such Sublicense Agreement had not been assigned to OSIF.
1.6.Company In-License Agreements. Certain of the Licensed Technology Controlled by Company as of the Execution Date was in-licensed or acquired by Company under the agreements with Third Party licensors or sellers listed on Schedule 5.6 (such agreements, the “Company In-License Agreements”). All licenses and other rights granted to Vertex under this Agreement (including any sublicense rights) are subject to the rights and obligations of Company under the Company In-License Agreements. Vertex acknowledges and agrees that it will comply with all the obligations under the Company In-License Agreements to the extent applicable to Vertex as a sublicensee thereunder; provided that [***]. Any payment obligations arising under the Company In-License Agreements as a result of the Research, Development, Manufacture and Commercialization of a Product by or on behalf of Vertex under this Agreement will be paid solely by Company unless such payment obligations are resulted from the breach of such Company In-License Agreements by Vertex.
1.7.New Company Agreements.
1.1.1.Company may during the Term, enter into one or more agreements to acquire or in-license rights to additional intellectual property that, if solely owned by Company, without any encumbrance or restriction on licensing, would constitute Licensed Technology; provided, however, that in the event Company enters into, after the Execution Date, any agreement with any Third Party (the “Grantor”) regarding the acquisition or license of rights to such additional intellectual property (such agreements, the “Proposed New Company Agreements”), then (a) such Proposed New Company Agreement will not [***], and (b) Company will use Commercially Reasonable Efforts to (i) ensure such Proposed New Company Agreement is [***] or (ii) [***]. Company will use reasonable efforts to include in any such Proposed New Company Agreement that is an in-license [***]. Company will provide Vertex with a substantially final draft of such Proposed New Company Agreement, unredacted solely to the extent that such draft relates to a Product or Licensed Agent, sufficiently in advance of execution so as to afford Vertex a meaningful opportunity to review such draft. Vertex may provide comments to such draft, and Company will [***] prior to execution of the Proposed New Company Agreement.
1.1.2.Promptly following execution of a Proposed New Company Agreement, in the event that such Proposed New Company Agreement is licensable or sublicensable to Vertex hereunder in accordance with the terms set forth therein, Company will provide to Vertex a copy of such Proposed New Company Agreement (which may be redacted to exclude provisions thereof that would not be applicable to Vertex as a licensee or sublicensee) with a summary of the terms of such agreement that would be applicable to Vertex as a licensee or sublicensee (as the case may be) thereunder (a “Licensee”) and any milestone and royalty payments that would be owed to such Grantor arising out of Vertex’s practice of the intellectual property subject to the applicable Proposed New Company Agreement. Company will discuss in good faith with Vertex to determine whether Vertex will take a license or sublicense (as the case may be) under all or a portion of the intellectual property rights that are the subject of such Proposed New Company Agreement. Following written notice by Vertex that it desires to have such intellectual property rights included in the license granted under this Agreement and be subject to the terms of such Proposed New Company Agreement that are applicable to a Licensee thereunder, such intellectual property rights described in such notice will automatically be deemed included in the Licensed Technology (any such Proposed New Company Agreement with respect to intellectual property rights that are included in the Licensed Technology pursuant to this sentence, a “New Company Agreement”). Any payment obligations arising under the New Company Agreements as a result of the license or sublicense granted to Vertex or the Research, Development, Manufacture or Commercialization of a Product in the Field by or on behalf of Vertex or any of its Affiliates or Sublicensees, after application of all available reductions to and deductions from such payment obligations under the applicable New Company Agreement (but, for the avoidance of doubt, excluding any such payment obligations of Company with respect to licensing or sublicensing income (as the case may be) received by Company), will be paid by Company and reimbursed by Vertex in accordance with this Section 5.7.2 and such amounts reimbursed by Vertex will be treated as Selected Third Party Intellectual Property Costs paid by Vertex pursuant to Section 5.4.5. Except as set forth in the immediately preceding sentence, Company will be responsible for all other payment obligations under such agreements (including any such payment obligations with respect to licensing or sublicensing income (as the case may be) received by Company). Company will provide Vertex with a reasonably detailed invoice for any payments made by Company under a New Company Agreement that are reimbursable by Vertex pursuant to this Section 5.7.2 within [***] of the end of each [***] in which any such payments were made by Company, and Vertex will pay the undisputed portion of such invoices within [***] of receipt thereof. All rights granted to Vertex under such New Company Agreement will be subject to the terms and conditions of such New Company Agreement and Vertex will comply with all terms of such New Company Agreement applicable to Vertex, its Affiliates or Sublicensees thereunder. For clarity, Vertex and its Affiliates will be obligated to reimburse a given amount owed under a New Company Agreement one time only. Notwithstanding the foregoing, Vertex may, in its sole discretion, notify Company that it elects to terminate its license or sublicense with respect to any New Company Agreement with [***] prior written notice, whereupon such termination, such New Company Agreement, as applicable, will be deemed not to be a New Company Agreement, as applicable, under this Agreement and the intellectual property rights licensed or sublicensed to Vertex thereunder will no longer constitute Licensed Technology, in which case, Vertex’s reimbursement obligations under this Section 5.7.2 will terminate with respect to such New Company Agreement. Except as otherwise provided in this Agreement, as between the Parties, Company will be responsible for all payments in connection with any New Company Agreement unless such payment obligations are resulted from the material breach of such New Company Agreement by Vertex.

1.1.3.Notwithstanding anything to the contrary herein, Company’s obligations under this Section 5.7 with respect to a Proposed New Company Agreement will not apply to the extent such Proposed New Company Agreement relates to Patents or Know-How that, pursuant to Section 1.46, Company and its Affiliates are deemed to not Control following a Change of Control.
1.8.Funding.
1.1.1.Cost Reimbursement. Vertex will reimburse Company for (a) its FTE Costs, Out-of-Pocket Costs, and Manufacturing Costs actually incurred by Company or its Affiliates for Research Activities performed in accordance with Research Plan and Research Budget; provided that (i) Vertex will not reimburse Company for any FTE Costs, Out-of-Pocket Costs, or Manufacturing Costs incurred during any [***] in the conduct of Research Activities in excess of [***]% of the relevant Research Budget for such [***] and (ii) Company will be solely responsible for all such excess expenses above [***]% of the Research Budget incurred during such [***], unless (A) the cause of the excess expenditure is [***] or (B) otherwise agreed in writing by Vertex (including pursuant to a revised Research Budget), and (b) Manufacturing Costs actually incurred by Company for any ENTR-701 Manufactured and supplied to Vertex for its Development activities pursuant to the Supply Agreement. Vertex will be responsible for its costs and expenses incurred in the performance of Research Activities.
1.1.2.Additional Research Costs. Vertex will reimburse Company for its FTE Costs and Out-of-Pocket Costs actually incurred by Company or its Affiliates for Additional Research Activities performed in accordance with Additional Research Plan and Additional Research Budget; provided that (a) Vertex will not reimburse Company for any FTE Costs or Out-of-Pocket Costs incurred during any [***] in the conduct of Additional Research Activities in excess of [***]% of the relevant Additional Research Budget for such [***] and (b) Company will be solely responsible for all such excess expenses above [***]% of the Additional Research Budget incurred during such [***], unless (A) the cause of the excess expenditure is [***] or (B) otherwise agreed in writing by Vertex (including pursuant to a revised Additional Research Budget).
1.1.3.Payments. Any payments to be made to Company by Vertex pursuant to this Section 5.8 will be made [***] in arrears pursuant to invoices submitted by Company to Vertex within [***] following the end of the applicable [***] for which such costs have been incurred; provided that Company will provide a good faith written estimate of any costs for which reimbursement is due under this Section 5.8 within [***] after each [***]. Each such invoice will be accompanied by reasonable supporting documentation evidencing the expenses incurred for Research Activities or Additional Research Activities, including Manufacturing activities, (such activities to be itemized) during such [***]. Undisputed payments will be due within [***] after Vertex receives such an invoice from Company. The Parties agree to discuss in good faith to resolve any payment disputes within [***] of such dispute.
1.9.Payment Terms.
1.1.1.Currency; Payment Method. All payments under this Agreement are expressed in U.S. Dollars and will be paid in U.S. Dollars, in immediately available funds by wire transfer or Automated Clearing House (ACH) payment to an account designated by Company (which account Company may update from time to time in writing).
1.1.2.Exchange; Interest. If any amounts that are relevant to the determination of amounts to be paid under this Agreement or any calculations to be performed under this Agreement are denoted in a currency other than U.S. Dollars, such amounts will be converted to their U.S. Dollar equivalent using Vertex’s then-current standard procedures and methodology, including its then-current standard exchange rate methodology for the translation of foreign currency expenses into U.S. Dollars or, in the case of Sublicensees, such similar methodology, consistently applied. Calculation of Net Sales will exclude hedging and foreign exchange gain or loss realized through a hedging program. Interest will be payable by Vertex on any amounts payable to Company under this Agreement which are not paid by the date they become due. All interest will accrue (both before and after any judgment) at an annual rate equal to [***] percentage points above the United States effective Federal Funds Rate, on the date such payment first became due (but in no event in excess of the maximum rate permissible by Applicable Law).
1.10.Withholding Tax. Where any sum due to be paid to Company hereunder is subject to any withholding or similar tax as required by Applicable Law, Vertex will pay such withholding or similar tax to the appropriate Governmental Authority and deduct the amount paid from the amount then due to Company. Vertex will in a timely manner transmit to Company an official tax certificate or other evidence of such withholding sufficient to enable Company to claim such payment of taxes. The Parties will cooperate with one another and use reasonable efforts to reduce or eliminate tax withholding or similar obligations in respect of royalties, milestone payments, and other payments made by Vertex to Company under this Agreement. Company will provide Vertex any tax forms that may be reasonably necessary in order for Vertex not to withhold tax or to withhold tax at a reduced rate under an applicable bilateral income tax treaty. Each Party will provide the other with reasonable assistance to enable the recovery, as permitted by Applicable Laws, of withholding taxes, value added taxes, or similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of the Party bearing such withholding tax or value added tax. Notwithstanding anything in this Agreement to the contrary, if any assignment, or sublicense or a similar transfer of rights or obligations under this Agreement (including through merger or acquisition) by Vertex leads to the imposition of withholding tax liability on any amounts payable under this Agreement that would not have been imposed in the absence of such action or in an increase in such liability above the liability that would have been imposed in the absence of such action, then the sum payable by Vertex (in respect of which such deduction or withholding is required to be made) will be increased to the extent necessary to ensure that Company receives a sum equal to the sum which it would have received had no such action occurred.
1.11.Records; Audits. Vertex and its Affiliates will, and will cause their respective Sublicensees to, keep and maintain accurate and complete records regarding Net Sales during the [***]. Company and its Affiliates will, and will require their respective Subcontractors to, keep accurate and complete records regarding all FTE Costs and Out-of-Pocket Costs incurred in connection with the performance of Research Activities and Additional Research Activities in sufficient detail to confirm the accuracy of any payments required under this Agreement, covering the [***]. Upon [***] prior written notice from the other Party (the “Auditing Party”), the Party required to maintain such records (as applicable, the “Audited Party”) will permit an independent certified public accounting firm of internationally recognized standing, selected by the Auditing Party and reasonably acceptable to the Audited Party, to examine the relevant books and records of the Audited Party and its Affiliates and Sublicensees as may be reasonably necessary to verify the royalty reports submitted by Vertex in accordance with Section 5.4.6 or the FTE Costs and Out-of-Pocket Costs reported by Company in accordance with Section 5.8.1 and Section 5.8.2, as applicable. An examination by the Auditing Party under this Section 5.11 will occur not more than [***] and will be limited to the pertinent books and records for any [***] ending not more than [***] before the date of the request. The accounting firm will be provided access to such books and records at the Audited Party’s facility or facilities where such books and records are normally kept and such examination will be conducted during the Audited Party’s normal business hours. The Audited Party may require the accounting firm to sign a customary non-disclosure agreement before providing the accounting firm access to its facilities or records. Upon completion of the audit, the accounting firm will provide both Parties a written report disclosing whether the reports submitted by Vertex or the FTE Costs and Out-of-Pocket Costs submitted by Company, as applicable, are correct or incorrect and the specific details concerning any discrepancies. No other information will be provided to the Auditing Party. If the report or information submitted by the Audited Party resulted in an underpayment or overpayment, the Party owing the underpaid or overpaid amount will promptly pay such amount to the other Party. The costs and fees of any audit conducted by the Auditing Party under this Section 5.11 will be borne by the Auditing Party, unless such audit reveals an underpayment of amounts owed to or an overpayment of amounts owed by the Auditing Party of more than [***] percent of the amount that was owed by the Audited Party or owed to the Audited Party, as applicable, with respect to the relevant period, in which case, the Audited Party will reimburse the Auditing Party for the reasonable expense incurred by the Auditing Party in connection with the audit.
ARTICLE 6.
INTELLECTUAL PROPERTY
1.1.Ownership of Agreement Technology. For purposes of determining ownership under this Section 6.1, inventorship will be determined in accordance with United States patent laws (regardless of where the applicable activities occurred).
1.1.1.Company Agreement Technology. As between the Parties, Company will be the sole owner of [***] ((a) and (b), collectively, the “Company Agreement Know-How”) and any Patents that claim Company Agreement Know-How (“Company Agreement Patents” and together with the Company Agreement Know-How, the “Company Agreement Technology”), and will retain all of its rights thereto, subject to any rights or licenses expressly granted by Company to Vertex under this Agreement. Vertex will promptly disclose to Company in writing, and will cause its Affiliates to so disclose, the discovery, development, invention or creation of any Company Core Technology Improvements, whether discovered, developed, invented or created solely or jointly by Vertex or its Affiliates or Third Parties acting on its or their behalf. Company will promptly disclose to Vertex in writing, and will cause its Affiliates to so disclose, the discovery, development, invention or creation of any other Company Agreement Know-How or Company Agreement Patent within the Licensed Technology. Vertex hereby assigns to Company, Vertex’s rights, title, and interests in and to the Company Core Technology Improvements and all intellectual property rights (including Patents) therein. Vertex will take (and cause its Affiliates and Sublicensees, and their respective employees, agents, and contractors to take) such further actions reasonably requested by Company to evidence such assignment and to assist Company in obtaining Patents and other intellectual property protection for such Company Core Technology Improvements and all intellectual property rights therein, including executing further assignments, consents, releases, and other commercially reasonable documentation and providing good faith testimony by affidavit, declaration, in-person, or other proper means in support of any effort by Company to establish, perfect, defend, or enforce its rights in any Company Core Technology Improvements through prosecution of governmental filings, regulatory proceedings, litigation, and other means. Vertex will obligate its Affiliates, Sublicensees, and Subcontractors to assign all Company Core Technology Improvements to Vertex (or directly to Company) so that Vertex can comply with its obligations under this Section 6.1.1, and Vertex will promptly obtain any such assignment.
1.1.2.Vertex Agreement Technology. As between the Parties, Vertex will be the sole owner of [***] ((a) and (b), collectively, the “Vertex Agreement Know-How”) and any Patents that claim Vertex Agreement Know-How (“Vertex Agreement Patents” and together with the Vertex Agreement Know-How, the “Vertex Agreement Technology”), and will retain all of its rights thereto, subject to any rights or licenses expressly granted by Vertex to Company under this Agreement. Company will promptly disclose to Vertex in writing, and will cause its Affiliates to so disclose, the discovery, development, invention or creation of any Vertex Core Technology Improvements, whether discovered, developed, invented or created solely or jointly by Company or its Affiliates or Third Parties acting on its or their behalf. Company hereby assigns to Vertex, Company’s rights, title, and interests in and to the Vertex Core Technology Improvements and all intellectual property rights (including Patents) therein. Company will take (and cause its Affiliates, and their respective employees, agents, and contractors to take) such further actions reasonably requested by Vertex to evidence such assignment and to assist Vertex in obtaining Patents and other intellectual property protection for such Vertex Core Technology Improvements and all intellectual property rights therein, including executing further assignments, consents, releases, and other commercially reasonable documentation and providing good faith testimony by affidavit, declaration, in-person, or other proper means in support of any effort by Vertex to establish, perfect, defend, or enforce its rights in any Vertex Core Technology Improvements through prosecution of governmental filings, regulatory proceedings, litigation, and other means. Company will obligate its Affiliates and Subcontractors to assign all Vertex Core Technology Improvements to Company (or directly to Vertex) so that Company can comply with its obligations under this Section 6.1.2, and Company will promptly obtain any such assignment.
1.1.3.Joint Agreement Technology. Any Know-How (other than [***]) that is discovered, developed, invented or created jointly by (a) Vertex, its Affiliates or Third Parties acting on its or their behalf and (b) Company, its Affiliates or Third Parties acting on its or their behalf, in each case, in the performance of activities under this Agreement (including in any meeting of the JRC) (such Know-How, “Joint Agreement Know-How”), and any Patents that claim such Joint Agreement Know-How (“Joint Agreement Patents,” and together with the Joint Agreement Know-How, the “Joint Agreement Technology”), will be owned jointly by Vertex and Company on an equal and undivided basis, including all rights thereto, subject to any rights or licenses expressly granted by one Party to the other Party under this Agreement. Except as expressly provided in this Agreement, neither Party will have any obligation to account to the other for profits with respect to, or to obtain any consent of the other Party to license or exploit, Joint Agreement Technology by reason of joint ownership thereof, and each Party hereby waives any right it may have under the laws of any jurisdiction to require any such consent or accounting.
1.2.Prosecution and Maintenance of Patents.
1.1.1.Company Agreement Patents. As between the Parties, Company will have the sole right, at Company’s expense, to control the Prosecution and Maintenance of the Patents within the Company Agreement Patents that are not Licensed Patents.
1.1.2.Vertex Agreement Patents. As between the Parties, Vertex will have the sole right, at Vertex’s expense, to control the Prosecution and Maintenance of the Vertex Agreement Patents.
1.1.3.Licensed Platform Patents. As between the Parties, [***] will have the first right (but not the obligation) to Prosecute and Maintain the Licensed Platform Patents at [***]’s own expense using patent counsel that is reasonably acceptable to [***]. [***] agrees to keep [***] reasonably informed with respect to the Prosecution and Maintenance of such Licensed Platform Patents and consult in good faith with [***] regarding such matters. If [***] intends to abandon any such Licensed Platform Patent that [***] is responsible for Prosecuting and Maintaining in a particular country, then [***] will notify [***] of such intention at least [***] before such Patent will become abandoned. Following such notice, [***] may elect, upon written notice to [***], to control the Prosecution and Maintenance thereof at its own expense with counsel of its own choice. Upon such election, [***] will cooperate and assist in transitioning the Prosecution and Maintenance of such Patent to [***].

1.1.4.Licensed Product-Specific Patents. As between the Parties, [***] will have the first right (but not the obligation) to Prosecute and Maintain the Licensed Product-Specific Patents at [***]’s own expense. [***] agrees to keep [***] reasonably informed with respect to the Prosecution and Maintenance of Licensed Product-Specific Patents (including providing copies of any office actions or office action responses or other correspondence that [***] provides to or receives from any patent office, including notice of all interferences, reissues, re-examinations, or oppositions, and all patent-related filings of such Licensed Product-Specific Patents), to consult in good faith with [***] regarding such matters, and to [***] with respect to such matters. If [***] intends to abandon any such Licensed Product-Specific Patent that [***] is responsible for Prosecuting and Maintaining in a particular country, then [***] will notify [***] of such intention at least [***] before such Patent will become abandoned. Following such notice, [***] may elect, upon written notice to [***], to control the Prosecution and Maintenance thereof at its own expense with counsel of its own choice. Upon such election, [***] will cooperate and assist in transitioning the Prosecution and Maintenance of such Licensed Product-Specific Patent to [***]. Promptly following the Effective Date, the Parties will aim to agree on, and will thereafter comply with, a Patent filing strategy that allows for [***].
1.1.5.Other Joint Patents. Upon identification of any Joint Agreement Patent that is not a Licensed Patent (such Patents, the “Other Joint Patents”), the Parties will discuss in good faith and determine which Party will be primarily responsible for the Prosecution and Maintenance of such Other Joint Patent. The Party primarily responsible for such Prosecution and Maintenance of a particular Other Joint Patent (the “Lead Prosecuting Party”) will conduct such Prosecution and Maintenance, at its expense, using counsel reasonably acceptable to the other Party. The Lead Prosecuting Party will keep the other Party reasonably informed with respect to such Prosecution and Maintenance and consult in good faith with such other Party regarding such matters. If the Lead Prosecuting Party decides to abandon an Other Joint Patent that is not a Licensed Patent, it will provide the other Party with notice at least [***] prior to the date such abandonment would become effective. Following such notice, the other Party may elect, upon written notice to the Lead Prosecuting Party, to control the Prosecution and Maintenance of such Patent at its own expense. Upon such election, the Lead Prosecuting Party will cooperate and assist in transitioning the Prosecution and Maintenance of such Patent to the other Party, and the other Party agrees thereafter to keep the Lead Prosecuting Party reasonably informed with respect to such Prosecution and Maintenance and consult in good faith with the Lead Prosecuting Party regarding such matters.
1.1.6.Cooperation. Vertex and Company will obtain the cooperation of their respective employees or obligated Third Parties that are inventors in the Prosecution and Maintenance directed to any inventions that may arise hereunder. The Parties agree to work together in good faith to [***].
1.1.7.IP Committee. During the Term, each Party will keep the other Party informed through the IP Committee (or to the other Party, if the IP Committee is disbanded) as to material developments with respect to the Prosecution and Maintenance of Company Agreement Patents, Licensed Patents and Joint Agreement Patents for which such Party has responsibility for Prosecution and Maintenance pursuant to this Section 6.2, including by providing copies of any office actions or office action responses or other correspondence that such Party provides to or receives from any patent office, including notice of all interferences, reissues, re-examinations, or oppositions, and all patent-related filings within [***] after such receiving or filing such documents, and by providing the other Party the timely opportunity to have reasonable input into the strategic aspects of such Prosecution and Maintenance.
1.3.Defense of Claims Brought by Third Parties. If any Third Party brings a claim or otherwise asserts that a Product or Licensed Agent infringes such Third Party’s Patent or misappropriates such Third Party’s Know-How (each, a “Third-Party Infringement Claim”), the Party first having notice of the claim or assertion will promptly notify the other Party in writing. Subject to Section 8.1, [***] will have the sole right to undertake and control the defense or settlement of any Third-Party Infringement Claim using counsel of its choice, at its expense. Subject to Section 8.1, if [***] is named as a defendant in any such Third Party Infringement Claim, [***] will have the right to participate in such defense and settlement with its own counsel, at its expense. Subject to Section 8.1, [***] will not enter into any settlement of any Third-Party Infringement Claim that is instituted or threatened to be instituted against [***] without [***]’s prior written consent, which will not be unreasonably withheld, conditioned or delayed; provided that such consent will not be required if [***]. As requested by [***], [***] will provide reasonable cooperation and assistance to [***] in connection with [***]’s control of the defense or settlement of a Third-Party Infringement Claim. Such cooperation and assistance will include executing all necessary and proper documents and taking such actions as will be appropriate to allow [***] to control the defense and settlement of such Third-Party Infringement Claim. Subject to Section 8.1, [***] will reimburse [***] for the reasonable FTE Costs and Out-of-Pocket Costs incurred by [***] in providing such assistance and cooperation; provided that [***] will have no obligation to reimburse [***] for any such FTE Costs and Out-of-Pocket Costs incurred if Company exercises its right to participate in the defense and settlement of a Third-Party Infringement Claim with its own counsel. [***] will keep [***] reasonably informed of the progress of any Third Party Infringement Claim. To the extent reasonable, both Parties will cooperate in good faith to [***].
1.4.Enforcement of Patents Against Competitive Infringement.
1.1.1.Duty to Notify of Competitive Infringement. If either Party learns of an infringement, unauthorized use, misappropriation, threatened infringement, or a request for a compulsory license by a Third Party with respect to any Licensed Technology by reason of the making, using, offering to sell, selling, importing or other exploitation of a compound or product in the [***] (a “Competitive Infringement”), such Party will promptly notify the other Party in writing and will provide such other Party with available information regarding such Competitive Infringement.
1.1.2.Enforcement.
(a)[***] will have the first right, but not the obligation, to institute, prosecute, and control a Proceeding under any Licensed Product-Specific Patent with respect to any Competitive Infringement by counsel of its own choice, at its own expense. If [***] fails to initiate such a Proceeding within [***] after written notice of such Competitive Infringement is first provided by a Party under Section 6.4.1, or [***] if such Proceeding is an ANDA litigation, other than with respect to a request for a compulsory license, [***] will have the right to initiate and control a Proceeding with respect to such Competitive Infringement by counsel of its own choice, at its own expense and [***] will have the right, at its own expense, to be represented in any such action by counsel of its own choice; provided that, if [***] notifies Company during such [***] period (or such [***] period for a Proceeding that is an ANDA litigation) that [***], then [***] will not have the right to initiate and control any Proceeding with respect to such Competitive Infringement (other than as provided in Section 6.4.2(b)).
(b)[***] will have the first right, but not the obligation, to institute, prosecute, and control a Proceeding under any Licensed Platform Patent with respect to any Competitive Infringement by counsel of its own choice, at its own expense. If [***] fails to initiate such a Proceeding within [***] after written notice of such Competitive Infringement is first provided by a Party under Section 6.4.1, or [***] if such Proceeding is an ANDA litigation, other than with respect to a request for a compulsory license, [***] will have the right to initiate and control a Proceeding with respect to such Competitive Infringement by counsel of its own choice, at its own expense; provided that if (i) [***] notifies Vertex during such [***] period (or such [***] period for a Proceeding that is an ANDA litigation) that [***] will not have the right to initiate, prosecute and control any Proceeding under the Licensed Platform Patents with respect to such Competitive Infringement.
(c)The Lead Prosecuting Party will have the first right, but not the obligation, to institute, prosecute, and control a Proceeding under any Other Joint Patent with respect to any Competitive Infringement by counsel of its own choice, at its own expense. If the Lead Prosecuting Party fails to initiate such a Proceeding within [***] after written notice of such Competitive Infringement is first provided by the other Party under Section 6.4.1, or [***] if such Proceeding is an ANDA litigation, other than with respect to a request for a compulsory license, the other Party will have the right to initiate and control a Proceeding with respect to such Competitive Infringement by counsel of its own choice, at its own expense; provided that if (x) (i) [***] is the Lead Prosecuting Party and it notifies [***] during such [***] period (or such [***] period for a Proceeding that is an ANDA litigation) that [***] will not have the right to initiate, prosecute and control any Proceeding under the Other Joint Patents with respect to such Competitive Infringement or (y) if [***] is the Lead Prosecuting Party and it notifies [***] during such [***] period (or such [***] period for a Proceeding that is an ANDA litigation) that [***] will not have the right to initiate and control any Proceeding with respect to such Competitive Infringement.
(d)The Party prosecuting and controlling any such Proceeding will (i) keep the other Party reasonably apprised of the progress of such Proceeding, (ii) reasonably consider the other Party’s comments with respect to the conduct of such Proceeding and (iii) not enter into a settlement, consent judgment or other voluntary final disposition of a Proceeding that [***] without the other Party’s prior written consent, not to be unreasonably withheld, conditioned, or delayed; provided that [***].
1.1.3.Joinder.
(a)If a Party initiates a Proceeding in accordance with this Section 6.4, the other Party agrees to be joined as a party plaintiff where necessary and to give the first Party reasonable assistance and authority to file and prosecute the Proceeding. Subject to Section 6.4.4, the costs and expenses of each Party incurred pursuant to this Section 6.4.3(a) will be borne by the Party initiating such Proceeding.
(b)If one Party initiates a Proceeding in accordance with this Section 6.4, the other Party may join such Proceeding as a party plaintiff where necessary for such other Party to seek lost profits with respect to such infringement.
1.1.4.Share of Recoveries. Any damages or other monetary awards recovered with respect to a Proceeding brought pursuant to this Section 6.4 will be shared as follows:
(a)the amount of such recovery will first be applied to the Parties’ reasonable Out-of-Pocket Costs incurred in connection with such Proceeding (which amounts will be allocated pro rata if insufficient to cover the totality of such expenses); then
(b)any remaining proceeds constituting direct or actual damages for acts of infringement will be paid to, or retained by, [***]; provided that such amounts will be [***]; and

(c)any remaining proceeds constituting [***] will be allocated between the Parties as follows: the Party initiating the Proceeding will retain [***]% of such proceeds and the other Party will receive [***]% of such proceeds.
1.1.5.Settlement. Notwithstanding anything to the contrary under this ARTICLE 6, neither Party may enter a settlement, consent judgment or other voluntary final disposition of a suit under this ARTICLE 6 that disclaims, limits the scope of, admits the invalidity or unenforceability of, or grants a license, covenant not to sue or similar immunity under a Patent Controlled by the other Party or its Affiliates without first obtaining the written consent of the Party that Controls the relevant Patent; provided that the foregoing restriction on granting a license will not apply with respect to any Sublicense granted by Vertex.
1.5.Other Infringement.
1.1.1.Joint Agreement Patents. With respect to the infringement of a Joint Agreement Patent that is not a Competitive Infringement, neither Party will enforce any Joint Agreement Patent unless mutually agreed by the Parties; provided that the Parties will cooperate in good faith to bring suit together against such infringing party or the Parties may decide to permit one Party to solely bring suit. Any damages or other monetary awards recovered with respect to a Proceeding brought pursuant to this Section 6.5.1 will be shared as follows: (a) the amount of such recovery will first be applied to the Parties’ reasonable Out-of-Pocket Costs incurred in connection with such Proceeding (which amounts will be allocated pro rata if insufficient to cover the totality of such expenses); then (b) any remaining proceeds will be allocated as follows: (i) if the Parties jointly initiate a Proceeding pursuant to this Section 6.5.1, [***]; and (ii) if only one Party initiates the Proceeding pursuant to this Section 6.5.1, such Party will retain [***]% of such proceeds and the other Party will receive [***]% of such proceeds.
1.1.2.Patents Solely Owned by Company. Company will retain all rights to pursue (a) an infringement of any Patent solely owned by Company that is not a Competitive Infringement and (b) an infringement of any Patent solely owned by Company that is not included in the Licensed Technology, and, in each case of (a) and (b), Company will retain all recoveries with respect thereto.
1.1.3.Patents Solely Owned by Vertex. Vertex will retain all rights to pursue an infringement of any Patent solely owned by Vertex and Vertex will retain all recoveries with respect thereto.
1.6.Patent Listing. [***] will have the sole right, but not the obligation, to submit to all applicable Regulatory Authorities patent information pertaining to each applicable Product pursuant to 21 U.S.C. § 355(b)(1)(G), any similar statutory or regulatory requirement enacted in the future regarding biologic products, or any similar statutory or regulatory requirement in any non-U.S. country or other regulatory jurisdiction.
1.7.Common Ownership Legislation. Notwithstanding anything to the contrary in this ARTICLE 6, neither Party will have the right to make an election under the Common Ownership Legislation when exercising its rights under this ARTICLE 6 without the prior written consent of the other Party, which will not be unreasonably withheld, conditioned or delayed. With respect to any such permitted election, the Parties will use reasonable efforts to cooperate and coordinate their activities with respect to any submissions, filings or other activities in support thereof. The Parties acknowledge and agree that this Agreement is a “joint research agreement” as defined in the Common Ownership Legislation. Notwithstanding the foregoing, the other Party’s consent under this Section 6.7 will not be required in connection with an obviousness-type double patenting rejection in any patent application claiming a Licensed Agent, Product, or uses thereof.

1.8.Patent Term Extension. [***] will have the sole right, at its sole cost, to obtain patent term restoration in any country in the Territory under 35 U.S.C. § 156 or any statute or regulation equivalent or similar thereto, where applicable to a Product and where such patent term restoration arises from, or is calculated in reference to, the Development of a Product or Licensed Agent, including with respect to any [***], except as provided below with respect to [***]. [***] will determine which relevant patents will be extended (including by filing supplementary protection certificates and any other extensions that are now or in the future become available); provided, however, that any decision to [***] will require the prior written approval of [***], which may be withheld in [***]’s sole discretion. [***] will cooperate, at [***]’s cost, as reasonably requested by [***], in connection with the foregoing (including by providing appropriate information and executing appropriate documents). For clarity, [***] will have the sole right to obtain patent term restoration in any country in the Territory for any [***] where such patent term restoration arises from, or is calculated in reference to, [***].
1.9.Recording. If Vertex deems it necessary or desirable to register or record this Agreement or evidence of this Agreement with any patent office or other appropriate Governmental Authority in one or more jurisdictions in the Territory, Company will reasonably cooperate to execute and deliver to Vertex any documents accurately reflecting or evidencing this Agreement that are necessary or desirable, in Vertex’s reasonable judgment, to complete such registration or recordation. Vertex will reimburse Company for all reasonable Out-of-Pocket Costs, including attorneys’ fees, incurred by Company in complying with the provisions of this Section 6.9.
1.10.Unitary Patent System. The Party Prosecuting and Maintaining a Patent in Europe pursuant to Section 6.2 will have the exclusive right to opt-in or opt-out of the Europe Unitary Patent System for such Patent. For clarity, “to opt-in or opt-out” refers to both the right to have or have not a European patent application or an issued European patent registered to have unitary effect within the meaning of Regulation (EU) No 1257/2012 of December 17, 2012 as well as the Agreement on a Unified Patent Court as of February 19, 2013; and to the right to opt-in or opt-out from the exclusive competence of the Unified Patent Court in accordance with Article 83(3) of that Agreement on a Unified Patent Court. Without limiting the generality of the foregoing, unless a Party or its Affiliate has expressly opted in to the Europe Unitary Patent System with respect to a given Patent, the other Party will not initiate any action with respect to such Patent under the Europe Unitary Patent System without such Party’s prior written approval, such approval to be granted or withheld in such Party’s sole discretion.
1.11.Trademarks. As between the Parties, all trademarks and trade dress rights used in connection with the Commercialization of the Products in the Field in the Territory will be owned exclusively by Vertex.
1.12.Bankruptcy.
1.1.1.All rights and licenses now or hereafter granted by Company to Vertex under or pursuant to this Agreement, including, for the avoidance of doubt, the licenses granted to Vertex pursuant to Section 4.1, are, for all purposes of 11 U.S.C. § 365(n), licenses of rights to “intellectual property” as defined in the U.S. Bankruptcy Code. Upon the occurrence of any Insolvency Event with respect to Company, Company agrees that Vertex, as licensee of such rights under this Agreement, will retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code. Without limiting the generality of the foregoing, the Parties intend and agree that any sale of Company’s assets under Section 363 of the Bankruptcy Code will be subject to Vertex’s rights under Section 365(n), that Vertex cannot be compelled to accept a money satisfaction of its interests in the intellectual property licensed pursuant to this Agreement, and that any such sale therefore may not be made to a purchaser “free and clear” of Vertex’s rights under this Agreement and Section 365(n) without the express, contemporaneous consent of Vertex. Further, each Party agrees and acknowledges that all payments by Vertex to Company hereunder, other than the up-front fee pursuant to Section 5.1, royalty payments pursuant to Section 5.4, and the milestone payments pursuant to Section 5.3.1 and Section 5.3.2, do not constitute royalties within the meaning of Section 365(n) of the Bankruptcy Code or relate to licenses of intellectual property hereunder. Company will, during the Term, create and maintain current copies or, if not amenable to copying, detailed descriptions or other appropriate embodiments, to the extent feasible, of all intellectual property licensed under this Agreement. Each Party acknowledges and agrees that “embodiments” of intellectual property within the meaning of Section 365(n) include laboratory notebooks, cell lines, product samples and inventory, research studies and data, all Regulatory Approvals (and all applications for Regulatory Approval) and rights of reference therein, the Licensed Technology and all information related to the Licensed Technology. If (a) a case under the U.S. Bankruptcy Code is commenced by or against Company, (b) this Agreement is rejected as provided in the U.S. Bankruptcy Code, and (c) Vertex elects to retain its rights hereunder as provided in Section 365(n) of the U.S. Bankruptcy Code, Company (in any capacity, including debtor-in-possession) and its successors and assigns (including a trustee) will:
(a)provide Vertex with copies of all such intellectual property (including all embodiments thereof) held by Company; and
(b)not interfere with Vertex’s rights under this Agreement, or any agreement supplemental hereto, to such intellectual property (including such embodiments), including any right to obtain such intellectual property (or such embodiments) from another entity.
Nothing herein will be deemed a waiver by Vertex of any claims it may have against Company resulting from rejection of the license or failure to perform its obligations hereunder.
ARTICLE 7.
REPRESENTATIONS AND WARRANTIES
1.1.Representations and Warranties of Vertex. Vertex hereby represents and warrants to Company, as of the Execution Date and the Effective Date, that:
1.1.1.it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization;
1.1.2.it (a) has the requisite power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder and (b) has taken all requisite action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;
1.1.3.this Agreement has been duly executed and delivered on behalf of Vertex, and constitutes a legal, valid and binding obligation, enforceable against Vertex in accordance with the terms hereof;
1.1.4.the execution, delivery and performance of this Agreement by Vertex will not constitute a default under or conflict with any agreement, instrument, obligation or understanding, oral or written, to which it is a party or by which it is bound, or violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it;
1.1.5.except with respect to any required Antitrust Filings, it has obtained all necessary consents, approvals and authorizations of all Governmental Authorities and other Persons or entities required to be obtained by it in connection with the execution and delivery of this Agreement;
1.1.6.the representations and warranties of Vertex in this Agreement, and the information, documents and materials furnished to Company in connection with its period of diligence prior to the Execution Date or the Effective Date, as applicable, do not, taken as a whole, (a) contain any untrue statement of a material fact, or (b) omit to state any material fact necessary to make the statements or facts contained therein, in light of the circumstances under which they were made, not misleading; and
1.1.7. Vertex is solvent and has the ability to pay and perform all of its obligations due as of the Effective Date, including any such payment obligations under this Agreement.
1.2.Representations and Warranties of Company. Company hereby represents and warrants to Vertex, as of the Execution Date and the Effective Date, that, except as set forth in the corresponding section of Schedule 7.2.8, which schedule may be supplemented or updated within [***] following the Antitrust Clearance Date (provided that any such supplement or update may only contain information arising after the Execution Date):
1.1.1.it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization;
1.1.2.it (a) has the requisite power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder and (b) has taken all requisite action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;
1.1.3.this Agreement has been duly executed and delivered on behalf of Company, and constitutes a legal, valid and binding obligation, enforceable against it in accordance with the terms hereof;
1.1.4.the execution, delivery and performance of this Agreement by Company will not constitute a default under or conflict with any agreement, instrument, obligation or understanding, oral or written, to which it is a party or by which it is bound, or violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it;
1.1.5.except with respect to any required Antitrust Filings, it has obtained all necessary consents, approvals and authorizations of all Governmental Authorities and other Persons or entities required to be obtained by it in connection with the execution and delivery of this Agreement;
1.1.6.Company Controls all Patents and Know-How owned by or licensed to Company or its Affiliates (excluding Patents and Know-How licensed to Company or its Affiliates by OSIF under the OSIF Agreement) that are necessary or useful to Exploit Licensed Agents and Products in the Field;
1.1.7.Company is the sole and exclusive owner or exclusive licensee of the Licensed Technology, all of which is free and clear of any liens, charges and encumbrances (other than any license granted by Company or its Affiliates to any Third Party that do not conflict with or affect the scope of the licenses granted under this Agreement), and, as of the Execution Date and the Effective Date, neither any license granted by Company or its Affiliates to any Third Party, nor any agreement between any Third Party and Company or its Affiliates, conflicts with the licenses or other rights granted to Vertex hereunder and Company is entitled to grant all rights and licenses (or sublicenses, as the case may be) it purports to grant to Vertex under this Agreement;
1.1.8.Company has disclosed to Vertex in Schedule 7.2.8 all Licensed Patents that, to its knowledge, are existing as of the Execution Date and the Effective Date, and such disclosure indicates whether each such Patent is owned by Company or licensed by Company from a Third Party and if so licensed, identifies the licensor or sublicensor from which the Patent is licensed and Company has provided Vertex with a true and complete copy of each such license agreement;
1.1.9.to its knowledge, the Licensed Patents, are subsisting and are, or, upon issuance, will be, valid and enforceable patents and no Third Party has challenged the scope validity or enforceability of such Patents (including by way of example through the institution or written threat of institution of interference, nullity or similar invalidity proceedings before the United States Patent and Trademark Office or any analogous foreign Governmental Authority);
1.1.10.to its knowledge, no Third Party is infringing or threatening to infringe any of the Licensed Patents or misappropriating or threatening to misappropriate any Licensed Know-How;
1.1.11.it has complied with Applicable Law, including any disclosure requirements of the United States Patent and Trademark Office or any analogous foreign Governmental Authority, in connection with the Prosecution and Maintenance of the Licensed Patents and has timely paid all filing and renewal fees payable with respect to any such Patents for which it controls Prosecution and Maintenance;
1.1.12. it has obtained assignments from the inventors of all inventorship rights relating to the Licensed Patents, and, to its knowledge, all such assignments of inventorship rights relating to such Patents are valid and enforceable;
1.1.13.except for the Company In-License Agreements, there is no agreement between Company or any of its Affiliates and any Third Party pursuant to which Company or its Affiliate has acquired Control of any of the Licensed Technology. Company has provided true and complete copies of all Company In-License Agreements, including all amendments or modifications thereto, to Vertex. All Company In-License Agreements are in full force and effect. Neither Company nor its Affiliates nor, to its knowledge, the Third Party licensor in any Company In-License Agreement is in material breach of, or in default with respect to a material obligation under, any Company In-License Agreement, and neither such party has claimed or has grounds upon which to claim that the other party is in material breach of, or in default with respect to a material obligation under, any Company In-License Agreement;
1.1.14.Company and its Affiliates have taken commercially reasonable measures consistent with industry practices to protect the secrecy, confidentiality and value of all Licensed Know-How that constitutes trade secrets under Applicable Law (including requiring all employees, consultants and independent contractors to execute binding and enforceable agreements requiring all such employees, consultants and independent contractors to maintain the confidentiality of such Licensed Know-How) and, to Company’s knowledge, such Licensed Know-How has not been used, disclosed to or discovered by any Third Party except pursuant to such confidentiality agreements and there has not been a breach by any party to such confidentiality agreements;
1.1.15.no Licensed Technology is subject to any funding agreement with any government or governmental agency;

1.1.16.to its knowledge, and except as disclosed to Vertex prior to the Effective Date, the Exploitation by Company or Vertex (or their respective Affiliates or Sublicensees) of ENTR-701 does not and will not infringe any issued Patent of any Third Party or, if and when issued, any claim within any Patent application of any Third Party;
1.1.17.the conception, development, and reduction to practice of the Licensed Technology have not constituted or involved the misappropriation of any Know-How of any Third Party, and the practice of the Licensed Know-How in the Exploitation by Company or Vertex (or their respective Affiliates or Sublicensees) of a Licensed Agent or Product as contemplated by this Agreement does not and will not constitute a misappropriation of any Know-How of any Third Party;
1.1.18.Company is not aware of any scientific or technical facts or circumstances that would reasonably be expected to materially adversely affect the scientific, therapeutic, or commercial potential of the Licensed Agent or Products, including any such facts or circumstances that would reasonably be expected to materially adversely affect the acceptance, or the subsequent approval, by any Regulatory Authority of any filing, application or request for any Marketing Approval;
1.1.19.there are no judgments or settlements against or owed by Company or its Affiliates or, to its knowledge, pending or threatened claims or litigation, in either case relating to the Licensed Technology;
1.1.20.there is no action, claim, demand, suit, proceeding, arbitration, grievance, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending, or, to its knowledge, threatened against Company, any of its Affiliates or, to its knowledge, any Third Party, in each case in connection with the Licensed Technology, the Licensed Agents, the Products, or otherwise relating to the transactions contemplated by this Agreement;
1.1.21.Company has not employed (and, to its knowledge, has not used a contractor or consultant that has employed) any Person debarred by the FDA (or subject to a similar sanction of EMA or foreign equivalent), or any Person that is the subject of an FDA debarment investigation or proceeding (or similar proceeding of EMA or foreign equivalent), in any capacity in connection with this Agreement;
1.1.22.with respect to any Licensed Technology, Licensed Agent or Product or activities to be performed by Company in connection with this Agreement, Company has not taken any action directly or indirectly to unlawfully offer, promise, or pay, or authorize the offer or payment of, any money or anything of value in order to improperly or corruptly seek to influence any Government Official or any other person in order to gain an improper advantage, and has not accepted any such unlawful payment;
1.1.23.to its knowledge, except to the extent permissible under United States law, neither Company nor any of its Affiliates has, on its own behalf or in acting on behalf of any other Person, directly or indirectly engaged in any transaction, or has otherwise dealt with, any country or Person targeted by the United States, Europe or other relevant economic sanctions laws in connection with any activities contemplated by this Agreement; and
1.1.24.the representations and warranties of Company in this Agreement, and the information, documents and materials furnished to Vertex in connection with its period of diligence prior to the Execution Date or the Effective Date, as applicable, do not, taken as a whole, (a) contain any untrue statement of a material fact, or (b) omit to state any material fact necessary to make the statements or facts contained therein, in light of the circumstances under which they were made, not misleading.
1.3.Vertex Covenants. Vertex hereby covenants to Company that, except as expressly permitted under this Agreement:
1.1.1.Vertex will, and will require its Affiliates, Sublicensees and Subcontractors to, comply with Applicable Law and accepted pharmaceutical industry business practices in conducting its activities hereunder, including (a) to the extent applicable to Vertex or its Affiliates or Subcontractor, the FD&C Act, the Anti-Kickback Statute (42 U.S.C. 1320a-7b), Civil Monetary Penalty Statute (42 U.S.C. 1320a-7a), the False Claims Act (31 U.S.C. 3729 et seq.), comparable state statutes, the regulations promulgated under all such statutes and the regulations issued by the FDA, consistent with the ‘Compliance Program Guidance for Pharmaceutical Manufacturers’ published by the Office of Inspector General, U.S. Department of Health and Human Services, (b) the applicable laws and regulations of the countries where it operates, including anti-bribery and anti-corruption laws, accounting and record keeping laws and laws relating to interactions with healthcare professionals or healthcare providers and Government Officials and (c) where appropriate GMP, GCP and GLP (or similar standards);
1.1.2.Vertex will not engage directly or indirectly, in any capacity in connection with this Agreement any Person who either has been debarred by the FDA, is the subject of a conviction described in Section 306 of the FD&C Act or is subject to any such similar sanction;
1.1.3.Vertex will inform Company in writing promptly if it or any Person engaged by Vertex or any of its Affiliates who is performing services under this Agreement or any ancillary agreements is debarred or is the subject of a conviction described in Section 306 of the FD&C Act, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to Vertex’s knowledge, is threatened, relating to the debarment or conviction of Vertex, any of its Affiliates or any such Person performing services hereunder or thereunder;
1.1.4.Vertex will be, will cause its Affiliates to be, in compliance with all applicable economics sanctions, import, and export control laws, regulations, and orders;
1.1.5.with respect to any Licensed Technology, Licensed Agent, Product, payments or activities performed by Vertex in connection with this Agreement, Vertex will not take any action to unlawfully offer, promise, or pay, or authorize the offer or payment of, any money or anything of value in order to improperly or corruptly seek to influence any Government Official or any other person in order to gain an improper advantage, and will not accept any such unlawful payment;
1.1.6.Vertex will not, and will cause its Affiliates not to, engage with or engage in any transaction, or otherwise deal with, any country or Person targeted by the United States, Europe or other relevant economic sanctions laws in connection with any activities contemplated under this Agreement;
1.1.7.Vertex will be, as between the Parties, solely responsible to ensure Compliance by it and its Affiliates; and
1.1.8.Vertex will not, during the term of this Agreement, grant any rights in the Know-How and Patents Controlled by Vertex or its Affiliates that conflict or are inconsistent with the rights granted to Company under this Agreement or that would otherwise prevent Company from exercising its rights or performing its obligations under this Agreement.

1.4.Company Covenants. Company hereby covenants to Vertex that, except as expressly permitted under this Agreement:
1.1.1.Company will, and will require its Affiliates and Subcontractors to, comply with Applicable Law and accepted pharmaceutical industry business practices in conducting its activities hereunder, including (a) to the extent applicable to Company or its Affiliates or Subcontractor, the FD&C Act, the Anti-Kickback Statute (42 U.S.C. 1320a-7b), Civil Monetary Penalty Statute (42 U.S.C. 1320a-7a), the False Claims Act (31 U.S.C. 3729 et seq.), comparable state statutes, the regulations promulgated under all such statutes and the regulations issued by the FDA, consistent with the ‘Compliance Program Guidance for Pharmaceutical Manufacturers’ published by the Office of Inspector General, U.S. Department of Health and Human Services, (b) the applicable laws and regulations of the countries where it operates, including anti-bribery and anti-corruption laws, accounting and record keeping laws and laws relating to interactions with healthcare professionals or healthcare providers and Government Officials and (c) where appropriate GMP, GCP and GLP (or similar standards);
1.1.2.Company will maintain and not breach, and will cause its Affiliates to maintain and not breach, any Company In-License Agreements and New Company Agreements;
1.1.3.Company will promptly notify Vertex in writing of any material breach by Company or its Affiliate or a Third Party of any Company In-License Agreements or New Company Agreements, and will promptly notify Vertex in writing if Company or its Affiliate sends or receives a notice of material breach of any Company In-License Agreements or New Company Agreements, and in the event of a breach by Company or its Affiliate, will permit Vertex to cure such breach on Company’s or its Affiliate’s behalf upon Vertex’s request;
1.1.4.Company will not, and will cause its Affiliates not to, amend, modify or terminate any Company In-License Agreement or New Company Agreement in a manner that would adversely affect Vertex’s rights hereunder without first obtaining Vertex’s written consent, which consent may be withheld in Vertex’s sole discretion;
1.1.5.neither Company nor any of its Affiliates will effect any corporate restructuring or enter into any new agreement or otherwise obligate itself to any Third Party or Affiliate, or amend an existing agreement with a Third Party or Affiliate, in each case, in a manner that restricts, limits, or encumbers the rights granted to Vertex under this Agreement or the obligations of Company or its Affiliates under this Agreement;
1.1.6.Company will not, and will cause its Affiliates not to (a) license, sell, assign or otherwise transfer to any Person any Licensed Technology (or agree to do any of the foregoing), (b) negotiate with, offer to, or grant any license to any Person, or (c) incur or permit to exist, with respect to any Licensed Technology, any lien, encumbrance, charge, security interest, mortgage, liability, grant of license to Third Parties or other restriction (including in connection with any indebtedness), in each case ((a) through (c)), that would conflict with, limit, impair or restrict the rights and licenses granted to Vertex hereunder or would cause any Licensed Technology to cease to be Controlled by Company;
1.1.7.all employees and Subcontractors of Company performing Research Activities or Additional Research Activities hereunder on behalf of Company will be obligated to assign all right, title and interest in and to any inventions developed by them, whether or not patentable, to Company as the sole owner thereof;
1.1.8.Company will not engage directly or indirectly, in any capacity in connection with this Agreement any Person who either has been debarred by the FDA, is the subject of a conviction described in Section 306 of the FD&C Act or is subject to any such similar sanction;
1.1.9.Company will inform Vertex in writing promptly if it or any Person engaged by Company or any of its Affiliates who is performing services under this Agreement or any ancillary agreements is debarred or is the subject of a conviction described in Section 306 of the FD&C Act, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to Company’s knowledge, is threatened, relating to the debarment or conviction of Company, any of its Affiliates or any such Person performing services hereunder or thereunder;
1.1.10.Company will be, and will cause its Affiliates to be, in compliance with all applicable economics sanctions, import, and export control laws, regulations, and orders;
1.1.11.with respect to any Licensed Technology, Licensed Agent, Product, payments or activities performed by Company in connection with this Agreement, Company will not take any action to unlawfully offer, promise, or pay, or authorize the offer or payment of, any money or anything of value in order to improperly or corruptly seek to influence any Government Official or any other person in order to gain an improper advantage, and will not accept any such unlawful payment;
1.1.12.Company will not, and will cause its Affiliates not to, engage with or engage in any transaction, or otherwise deal with, any country or Person targeted by the United States, Europe or other relevant economic sanctions laws in connection with any activities contemplated under this Agreement; and
1.1.13.Company will be, as between the Parties, solely responsible to ensure Compliance by it and its Affiliates.
1.5.Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY NOR ITS AFFILIATES MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. VERTEX AND COMPANY UNDERSTAND THAT EACH PRODUCT IS THE SUBJECT OF ONGOING RESEARCH AND DEVELOPMENT AND THAT NEITHER PARTY CAN ASSURE THE SAFETY, USEFULNESS OR COMMERCIAL OR TECHNICAL VIABILITY OF ANY PRODUCT.
ARTICLE 8.
INDEMNIFICATION; INSURANCE; LIMITATIONS
1.1.Indemnification.
1.1.1.Indemnification by Vertex. Subject to Section 8.1.3, Vertex will indemnify Company, its Affiliates, and its and its Affiliates’ employees, officers and directors (each, a “Company Indemnified Party”) from and against any liability, loss, damage or expense (including reasonable attorneys’ fees and expenses) (collectively, “Liability”) that the Company Indemnified Party may incur or otherwise be required to pay to one or more Third Parties in connection with any Third Party suit, investigation, claim or demand resulting from or arising out of:
(a)the Exploitation of any Licensed Agent or Product by, on behalf of, or under the authority of, Vertex;

(b)the breach by Vertex of any of its representations, warranties or covenants set forth in this Agreement; or
(c)the gross negligence or willful misconduct of Vertex or any Vertex Indemnified Party;
and except, in each case ((a)–(c)), to the extent such claim results from or arises out of an event described in clause (a) through (b) of Section 8.1.2, as to such claim each Party will indemnify the other to the extent of their respective liability.
1.1.2.Indemnification by Company. Subject to Section 8.1.3, Company will indemnify Vertex, its Affiliates and its and its Affiliates’ employees, officers and directors, Sublicensees and Distributors (each, a “Vertex Indemnified Party”) from and against any Liability that the Vertex Indemnified Party may incur or otherwise be required to pay to one or more Third Parties in connection with any Third Party suit, investigation, claim or demand resulting from or arising out of:
(a)the breach by Company of any of its representations, warranties or covenants set forth in this Agreement; or
(b)the gross negligence or willful misconduct of Company or any Company Indemnified Party;
and except, in each case ((a)–(b)), to the extent such claim results from or arises out of an event described in clause (a) through (c) of Section 8.1.1, as to such claim each Party will indemnify the other to the extent of their respective liability.
1.1.3.Procedure. Each Party will notify the other Party in writing if it becomes aware of a claim for which such Party may seek indemnification hereunder. If any Proceeding is instituted against a Party (or another Company Indemnified Party in the case of Company or another Vertex Indemnified Party in the case of Vertex) with respect to which indemnity may be sought pursuant to Section 8.1.1 or 8.1.2, as applicable, such Party (the “Indemnified Party”) will give prompt written notice of the indemnity claim to the other Party (the “Indemnifying Party”) and provide the Indemnifying Party with a copy of any complaint, summons or other written notice that the Company Indemnified Party or Vertex Indemnified Party, as applicable, receives in connection with any such claim. An Indemnified Party’s failure to deliver such written notice will relieve the Indemnifying Party of liability to the Company Indemnified Party or Vertex Indemnified Party under Section 8.1.1 or 8.1.2, as applicable, only to the extent such delay is prejudicial to the Indemnifying Party’s ability to defend such claim; provided that the Indemnifying Party is not contesting the indemnity obligation, the Company Indemnified Party or Vertex Indemnified Party, as applicable, will permit the Indemnifying Party to control any litigation relating to such claim and the disposition of such claim by negotiated settlement or otherwise (subject to this Section 8.1) and any failure to contest such obligation prior to assuming control will be deemed to be an admission of the obligation to indemnify. The Indemnifying Party will act reasonably and in good faith with respect to all matters relating to such claim and will not settle or otherwise resolve such claim without the prior written consent of the Company Indemnified Party or Vertex Indemnified Party, as applicable, which will not be unreasonably withheld, conditioned or delayed; provided that such consent will not be required with respect to any settlement involving only the payment of monetary awards for which the Indemnifying Party will be fully responsible. The Indemnified Party will cooperate with the Indemnifying Party in the Indemnifying Party’s defense of any claim for which indemnity is sought under this Agreement, at the Indemnifying Party’s cost and expense.

1.2.Insurance. Throughout the Term and for [***] thereafter, each Party will respectively, at its cost, obtain and maintain the insurance coverage listed below, each naming the other Party and its Indemnified Parties as additional insureds, from insurance carriers licensed to do business under the laws of the country, state, commonwealth, province or territory in which such Party’s obligations are provided, with insurers that carry a rating of at least an A-VII or better from A.M. Best. Each Party will furnish to the other Party evidence of such insurance upon request. Notwithstanding the foregoing, Vertex may self-insure to the extent that it self-insures for its other activities.

Insurance Type	Minimum Limits	Minimum Coverage	Respectively Must Be Maintained By
Network Security and Privacy Liability	$[***] per claim/ $[***] annual aggregate	Coverage for all acts, errors, omissions, negligence, network security and privacy risks, including but not limited to unauthorized access, failure of security, breach of privacy perils, wrongful disclosure of data, disclosure of HIPAA / GDPR protected health information, collection, or other negligence in the handling of confidential information, privacy perils, and including coverage for related regulatory defense and penalties	[***].
Workers Compensation	Statutory	Statutory	Both Parties as of the Effective Date
Commercial General Liability	$[***] per occurrence/ $[***] annual aggregate	Coverage arising from premises, operations, personal injury, advertising injury, bodily injury and property damage, including contractual liability	Both Parties as of the Effective Date
Clinical Trial / Products Liability insurance	$[***] per occurrence/ $[***] annual aggregate	Covering all participants screened or treated as part of the relevant study and all claims relating to personal injury suffered as a result of participation in the study and/or the study screening process and not containing any exclusions that would preclude claims by participating study participants	Both Parties commencing prior to first Clinical Trial of a Product
Umbrella Liability	$[***] per occurrence and $[***] annual aggregate	Coverage provides excess, follow-form coverage above all liability limits required herein	Both Parties as of the Effective Date

1.3.Limitation of Consequential Damages. EXCEPT FOR (A) CLAIMS OF A THIRD PARTY THAT ARE SUBJECT TO INDEMNIFICATION UNDER THIS ARTICLE 8, (B) CLAIMS ARISING OUT OF A PARTY’S WILLFUL MISCONDUCT OR INTENTIONAL BREACH OF THIS AGREEMENT OR (C) ANY BREACH BY A PARTY OF SECTION 4.5, SECTION 4.6 OR SECTION 4.7 OR ARTICLE 10, NEITHER PARTY NOR ANY OF ITS AFFILIATES WILL BE LIABLE TO THE OTHER PARTY OR ITS AFFILIATES FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR OTHER INDIRECT DAMAGES OR LOST OR IMPUTED PROFITS OR ROYALTIES, WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY), INDEMNITY OR CONTRIBUTION, AND IRRESPECTIVE OF WHETHER THAT PARTY OR ANY REPRESENTATIVE OF THAT PARTY HAS BEEN ADVISED OF, OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF, ANY SUCH LOSS OR DAMAGE.
ARTICLE 9.
TERM; TERMINATION
1.1.Term; Expiration. Except with respect to the rights and obligations set forth in Section 4.8.3, which will become effective on the Execution Date, this Agreement is effective as of the Effective Date and, unless earlier terminated pursuant to the other provisions of this ARTICLE 9, will expire, in its entirety, upon the expiration of the last to expire Royalty Term under this Agreement with respect to all Products in all countries (such period, the “Term”):
1.2.Termination of the Agreement.
1.1.1.Termination for Failure to Obtain HSR Clearance. If the Effective Date has not occurred within 10 months after the Execution Date, then either Party may terminate this Agreement on written notice to the other Party; provided that a Party in breach of its obligations under Section 4.8 may not terminate this Agreement pursuant to this Section 9.2.1. In such event, neither Party will have any further obligations under this Agreement, except for such Party’s obligations of non-disclosure pursuant to ARTICLE 10, which will survive for the period set forth therein.
1.1.2.Vertex’s Termination for Convenience. Vertex may terminate this Agreement (either in its entirety or on a Product-by-Product basis), for convenience by providing written notice of its intent to terminate to Company, in which case, such termination will be effective [***] after Company’s receipt of such written notice; except that if any termination under this Section 9.2.2 applies to a Product for which Vertex has received Marketing Approval, such termination will be effective [***] after Company’s receipt of such written notice.
1.1.3.Termination for Material Breach.
(a)Vertex’s Right to Terminate. If Vertex believes that Company is in material breach of this Agreement, Vertex may deliver written notice of such material breach to Company. If the breach is curable, Company will have [***] following its receipt of such written notice to cure such breach. If Company fails to cure such breach within such [***] period or the breach is not subject to cure (a “Company Breach Event”), (i) Vertex may terminate this Agreement by providing written notice to Company, in which case, this Agreement will terminate on the date on which Company receives such written notice or (ii) Vertex may elect to exercise the alternate remedy provisions set forth in Section 9.3; provided, however, that if (A) the relevant breach is curable, but not reasonably curable within [***], and (B) Company is making a bona fide effort to cure such breach, Vertex’s right to terminate this Agreement or elect to exercise the alternate remedy provisions set forth in Section 9.3 on account of such breach will be suspended for so long as Company is continuing to make such bona fide effort to cure such breach (up to a maximum of [***] after receipt of the applicable written notice above) and if such breach is successfully cured within the foregoing [***] period, Vertex will no longer have the right to terminate this Agreement or elect to exercise the alternate remedy provisions set forth in Section 9.3 on account of such breach.
(b)Company’s Right to Terminate. If Company believes that Vertex is in material breach of this Agreement, Company may deliver written notice of such material breach to Vertex. If the breach is curable, Vertex will have [***] following its receipt of such written notice to cure such breach (except to the extent such breach involves the failure to make a payment when due, which breach must be cured within [***] following its receipt of such written notice). If Vertex fails to cure such breach within the [***] or [***] period, as applicable, or the breach is not subject to cure, Company may terminate this Agreement by providing written notice to Vertex, in which case, this Agreement will terminate on the date on which Vertex receives such written notice; provided, however, that if (i) the relevant breach (A) does not involve Vertex’s failure to make a payment when due and (B) is curable, but not reasonably curable within [***], and (ii) Vertex is making a bona fide effort to cure such breach, Company’s right to terminate this Agreement on account of such breach will be suspended for so long as Vertex is continuing to make such bona fide effort to cure such breach (up to a maximum of [***] after receipt of the applicable written notice above) and if such breach is successfully cured within the foregoing [***] period, Company will no longer have the right to terminate this Agreement on account of such breach.
1.1.4.Disputes Regarding Material Breach. Notwithstanding the foregoing, if the Breaching Party in Section 9.2.3 disputes in good faith the existence, materiality, or failure to cure of any breach, and provides written notice to the Non-Breaching Party of such dispute within the relevant cure period, the Non-Breaching Party will not have the right to terminate this Agreement in accordance with Section 9.2.3, or the right to exercise the alternative remedy provisions of Section 9.3, as applicable, unless and until the relevant dispute has been resolved in accordance with Section 11.12. During the pendency of such dispute, the relevant cure period will be tolled, all the terms of this Agreement will remain in effect and the Parties will continue to perform all of their respective obligations hereunder.
1.1.5.Termination for Insolvency. If either Party makes an assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over all or substantially all of its property, files a petition under any bankruptcy or insolvency act or code, including the U.S. Bankruptcy Code, or has any such petition filed against it that is not discharged within [***] after the filing thereof (each, an “Insolvency Event”), the other Party may terminate this Agreement in its entirety by providing written notice of its intent to terminate this Agreement to such Party, in which case, this Agreement will terminate on the date on which such Party receives such written notice.
1.3.Alternative Remedies to Termination. If Vertex has the right to terminate this Agreement pursuant to Section 9.2.3(a), in addition to any other remedies available to Vertex in law or equity, in lieu of terminating this Agreement, Vertex may elect, upon written notice to Company, to reduce the milestone payments under Section 5.3 by [***]% and royalty payments under Section 5.4 by [***]% (after giving effect to all other applicable deductions and credits available under such Section 5.4). Company stipulates and agrees that such reductions would be a reasonable remedy in such circumstance and not a penalty. For clarity, if Vertex exercises the alternative remedy set forth above in this Section 9.3, such remedy will be Vertex’s sole remedy for such breach.

1.4.Patent Challenge. Company has the right to terminate this Agreement upon written notice to Vertex in the event that Vertex or any of its Affiliates or Sublicensees directly or indirectly challenges in a legal or administrative proceeding the patentability, enforceability, or validity of any Licensed Patent (a “Patent Challenge”). In the event of such a Patent Challenge, Company will provide written notice of such Patent Challenge to Vertex, and if Vertex (a) with respect to a patent challenge brought by Vertex or an Affiliate of Vertex, fails to withdraw such Patent Challenge within [***] after such receipt of such notice or (b) with respect to a Patent Challenge brought by a Sublicensee, fails to cause the Sublicensee to withdraw such Patent Challenge within [***] after such receipt of such notice or to terminate the applicable sublicense agreement for such Sublicensee within [***] after receipt of such notice, then, in either case of (a) or (b), Company may terminate this Agreement by providing written notice of such termination to Vertex. As used herein, a Patent Challenge includes: (i) filing an action under 28 U.S.C. §§ 2201-2202 seeking a declaration of invalidity or unenforceability of any such Patent; (ii) filing, or joining in, a petition under 35 U.S.C. § 311 to institute inter partes review of any such Patent; (iii) filing, or joining in, a petition under 35 U.S.C. § 321 to institute post-grant review of any such Patent or any portion thereof; (iv) filing or commencing any opposition, nullity, or similar proceedings challenging the validity of any such Patent in any country or region; or (v) any foreign equivalent of clauses (i), (ii), (iii) or (iv), including under Applicable Law. Notwithstanding the foregoing, Company will not have the right to terminate this Agreement under this Section 9.4 (x) with respect to any Patent Challenge in which Vertex or its Affiliate or Sublicensee has been compelled to participate in such Patent Challenges by a court or patent office or (y) if a Patent Challenge is necessary or reasonably required to assert a cross claim or a counterclaim or to respond to a court request or order or administrative law request or order, including asserting any defense or counterclaim in, or otherwise responding to, any Patent infringement suit filed by Company or any of its Affiliates, licensors, licensees or sublicensees against Vertex or any of its Affiliates or Sublicensees. In addition, Company will not have the right to terminate this Agreement pursuant to this Section 9.4 if any Affiliate that first becomes an Affiliate of Vertex pursuant to a Change of Control of Vertex after the Effective Date was undertaking activities in connection with a Patent Challenge prior to such Affiliate first becoming an Affiliate of Vertex.
1.5.Termination for Cessation of Development or Commercialization. Without prejudice to any other remedies available to it at law or in equity (including for any breach of the terms hereof), if (i) Vertex does not conduct, or cause to be conducted, any Research, Development or Commercialization activities (which Research, Development or Commercialization activities will include planning for such activities, contracting for such activities, performing activities to address or resolve clinical holds imposed by Regulatory Authorities, pending supply interruptions, or other circumstances of events outside the reasonable control of Vertex, its Affiliates or its Sublicensees), or otherwise ceases or abandons all Research, Development or Commercialization activities, in each case with respect to all Licensed Agents and Products for a period of [***] at any time during the Term, then Company will have the right to terminate this Agreement in its entirety with [***] written notice to Vertex, unless within such [***] period Vertex provides to Company reasonably suitable documentation evidencing that Vertex has resumed material Research, Development and Commercialization activities with respect to any Licensed Agents or Products; provided that such [***] period will be tolled during the pendency of any bona fide dispute between the Parties as to whether such cessation has occurred. Any such disputes will be resolved through the dispute resolution procedures set forth in Section 11.12.
1.6.Consequences of Expiration or Termination of the Agreement.
1.1.1.In General. If this Agreement expires or is terminated in whole or in part with respect to one or more Products by a Party pursuant to this ARTICLE 9, the following terms will apply to this Agreement, either in its entirety or with respect to the Product that is the subject of such termination, as the case may be:
(a)each Party will take all action required under Section 10.3 if requested by the other Party;
(b)termination or expiration of this Agreement for any reason will be without prejudice to any rights or financial compensation that will have accrued to the benefit of a Party prior to such expiration or termination;
(c)upon termination of this Agreement that occurs prior to the completion of the Research Plan or any Additional Research Plan, Company will provide Vertex with (a) a good faith estimate of its reasonable wind-down costs and expenses for activities set forth in such Research Plan or any Additional Research Plan and any costs and expenses that are non-cancellable and incurred in accordance with the Research Budget or Additional Research Budget, and (b) a final invoice with respect to such costs and expenses within [***] following the effective date of termination, and Vertex will pay such invoice provided by Company pursuant to clause (b) within [***] following Vertex’s receipt thereof;
(d)such expiration or termination will not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement; and
(e)the following provisions of this Agreement will survive the expiration or termination of this Agreement: ARTICLE 1, Section 4.4, Sections 5.9 through 5.11 (inclusive, solely to the extent applicable and with respect to any amounts due prior to expiration or termination), Section 6.1, Section 6.5 (with respect to proceedings to the extent relating to events occurring prior to the effective date of termination), Section 7.5, ARTICLE 8 (with respect to Section 8.2, for the time period set forth therein), this Section 9.4, Sections 10.1 through 10.5 (inclusive, for the time period set forth therein), and ARTICLE 11 (but not including Section 11.2).
1.1.2.Early Termination. If this Agreement is terminated in its entirety or in part by a Party pursuant to Sections 9.2.2, 9.2.3, 9.2.5, 9.5 or 9.5, the following terms will apply with respect to any Product that is the subject of such termination (i.e., all Products worldwide in the case of termination of this Agreement in its entirety or the applicable Product in the Territory in the case of termination of this Agreement for a particular Product, as the case may be):
(a)except as set forth in Section 9.6.2.(e), the applicable licenses granted by Company to Vertex with respect to such Product(s) in the Territory under this Agreement will terminate;
(b)except as set forth in this Section 9.6, Vertex will have no further rights and Company will have no further obligations with respect to such Product(s) in the Territory;
(c)if terminated with respect to a particular Product or Products, the definition of Product will be automatically amended to exclude the relevant Product or Products;
(d)any permitted Sublicense of Vertex will, at the applicable Sublicensee’s option, survive such termination on the condition that the relevant Sublicensee is not in material breach of any of its obligations under such Sublicense. In order to effect this provision, at the request of the Sublicensee, Company will enter into a direct license with the Sublicensee on terms that are substantially the same terms as the applicable terms of this Agreement; provided that Company will not be required to undertake obligations in addition to those required by this Agreement, and Company’s rights under such direct license will be consistent with its rights under this Agreement, taking into account the scope of the license granted under such direct license;
(e)if there are any on-going Development or Commercialization activities being conducted by or on behalf of Vertex, the Parties will negotiate in good faith and adopt a plan to wind-down such activities in an orderly fashion or, at Company’s election, Vertex will promptly transition such activities from Vertex to Company or its designee, with due regard for patient safety and the rights of any subjects that are participants in any clinical studies of the terminated Product, and take any actions it deems reasonably necessary or appropriate to avoid any human health or safety problems and in compliance with all Applicable Laws;
(f)except with respect to any termination by Vertex under Section 9.2.3(a), Vertex (A) will, and hereby does, assign, and will cause its Affiliates and any Sublicensee that does not elect to become a direct licensee of Company to assign, effective as of the effective date of termination, to Company all of its rights, title, and interests in and to all Regulatory Filings, Regulatory Approvals and other material documentation, in each case, (1) as in existence as of such date; (2) to the extent allowed under Applicable Law; and (3) to the extent pertaining to the Licensed Agents or Products, as such Licensed Agents or Products exists at such time (“Regulatory Materials”), and (B) will, and will cause its Affiliates to, take all reasonable steps necessary to transfer ownership of all such Regulatory Materials to Company, including submitting to each applicable Regulatory Authority a letter or other necessary documentation (with a copy to Company) notifying such Regulatory Authority of the transfer of such ownership of each Regulatory Approval within the Regulatory Materials, and will reasonably cooperate with Company to make the benefits of such Regulatory Materials available to Company or its designee(s); provided that, to the extent assignment pursuant to the preceding clause (A) is delayed or is not permitted by the applicable Regulatory Authority, Vertex will, and hereby does, grant, and will cause its Affiliates and any Sublicensee that does not elect to become a direct licensee of Company to grant, effective as of the effective date of termination, to Company a non-exclusive and irrevocable right of access and right of reference to such Regulatory Materials solely to Exploit Licensed Agents and Products;
(g)except with respect to any termination by Vertex under Section 9.2.3(a) and unless Company requests otherwise, effective upon such termination, Vertex hereby grants to Company (i) an exclusive, royalty-bearing, irrevocable, perpetual, license, which Company may sublicense through [***] tiers, under all Vertex Agreement Technology Controlled by Vertex or its Affiliates to Exploit Licensed Agents and Products in the Field in the Territory and (ii) a non-exclusive, royalty-bearing, irrevocable, perpetual, license, which Company may sublicense through [***] tiers, under all other Patents and Know-How Controlled by Vertex or its Affiliates that is necessary and has actually been used prior to such termination to Exploit Licensed Agents and Products in the Field in the Territory; provided that if the grant of such license to Company with respect to any Know-How or Patent included in the Vertex Agreement Technology or Company’s exercise of such license would trigger a royalty or other payment to a Third Party or would require compliance with any provision of any license between Vertex and a Third Party, Vertex will so notify Company in writing and such Know-How or Patent will only be included in the foregoing license if, following receipt of such notice, Company agrees in writing to reimburse Vertex for all such payments to such Third Party and comply with any such provision; and provided, further, that such license will not grant Company any rights with respect to any active ingredient in a Product that is not a Licensed Agent;

(h)solely in the event of termination by Vertex under Section 9.2.2 or 9.2.5, Company will pay to Vertex or its designated Affiliate the following royalty rates on Net Sales by Company, its Affiliates and, its and their (sub)licensees:
(i)In consideration for the license granted under the Vertex Agreement Technology in accordance with Section 9.6.2(g)(i), the royalty rates set forth in the following table:

Effective Date of Termination	Annual Net Sales (in Dollars) for all Products in the Territory	Royalty Rates as a Percentage (%) of Net Sales
[***]	Portion of Annual Net Sales up to and including $[***]	[***]%
	Portion of Annual Net Sales that exceeds $[***] up to and including $[***]	[***]%
	Portion of Annual Net Sales that exceeds $[***]	[***]%
[***]	Portion of Annual Net Sales up to and including $[***]	[***]%
	Portion of Annual Net Sales that exceeds $[***] up to and including $1,000,000,000	[***]%
	Portion of Annual Net Sales that exceeds $[***]	[***]%
(ii)In consideration for the license granted under other Patents and Know-How in accordance with Section 9.6.2(g)(ii), the Parties will negotiate economics at the time notice is given for such termination; provided that if the Parties are not able to resolve any dispute regarding such economics within [***] of the start of such negotiations, then such dispute will be escalated to the Executive Officers in accordance with Section 11.12.1 and, provided, further, that if the Executive Officers are unable to resolve such dispute within [***] (or such other period of time as mutually agreed by the Executive Officers), then such dispute will be resolved in accordance with Schedule 1.19.
The terms of Sections 1.117, 5.4.2, 5.4.3, 5.4.4, 5.4.5, 5.4.6, 5.9, 5.10 and 5.11 will apply with respect to Company’s payment of such royalty under this Section 9.6.2(h), mutatis mutandis. Notwithstanding the foregoing, the royalties set forth in this Section 9.6.2(h) will not apply if Company elects not to receive the license set forth in Section 9.6.2(g);
(i)except with respect to any termination by Vertex under Section 9.2.3(a), effective upon such termination, Company will have the right, but not the obligation, to purchase all of Vertex and its Affiliates’ remaining inventory of Licensed Agents and Products held as of the effective date of termination of this Agreement at a price equal to Vertex’s Manufacturing Cost;

(j)except with respect to any termination by Vertex under Section 9.2.3(a), effective upon such termination, Vertex hereby assigns to Company all of Vertex’s worldwide right, title and interest in and to any trademarks that is specific to and exclusively used for any Product (it being understood that the foregoing will not include any trademarks that contain the corporate or business name(s) or logo(s) of Vertex or any of its Affiliates or Sublicensees); and
(k)except with respect to any termination by Vertex under Section 9.2.3(a), upon Company’s request, Vertex agrees to discuss in good faith and reasonably cooperate with Company with respect to the assignment and transfer to Company of Vertex’s right, title and interest in and to any agreements between Vertex or any of its Affiliates and Third Parties that relate exclusively to the Development, Manufacture or Commercialization of any Licensed Agents or Products (including any Third Party licenses or sublicenses).
ARTICLE 10.
CONFIDENTIALITY
1.1.Confidentiality. During the Term and for [***] thereafter, each Party (the “Receiving Party”) receiving any Confidential Information of the other Party (the “Disclosing Party”) hereunder will: (a) keep the Disclosing Party’s Confidential Information confidential; (b) not publish, or allow to be published, and will not otherwise disclose, or permit the disclosure of, the Disclosing Party’s Confidential Information; and (c) not use, or permit to be used, the Disclosing Party’s Confidential Information for any purpose, except, in each case, to the extent expressly permitted under this Agreement (including, for clarity, to exercise any of its rights and perform any of its obligations) or otherwise agreed in writing. Without limiting the generality of the foregoing, to the extent that either Party provides the other Party any Confidential Information owned by any Third Party, the Receiving Party will handle such Confidential Information in accordance with the terms of this ARTICLE 10 applicable to a Receiving Party.
1.2.Authorized Disclosure. Notwithstanding Section 10.1, each Party may disclose the other Party’s Confidential Information to the extent such disclosure is reasonably necessary to:
(a)following discussion between the Parties of such disclosure through the IP Committee, file or prosecute patent applications as contemplated by this Agreement;
(b)subject to the remainder of this Section 10.2, prosecute or defend litigation;
(c)exercise its rights and perform its obligations hereunder; provided that such disclosure is covered by terms of confidentiality similar to those set forth herein (except with respect to the duration of such terms which will be commercially reasonable under the circumstances);
(d)subject to the remainder of this Section 10.2, its advisors (including financial advisors, attorneys and accountants), actual or potential acquisition partners, financing sources, investors, underwriters or sub(licensees) on a need to know basis; provided that such disclosure is covered by terms of confidentiality similar to those set forth herein (except with respect to the duration of such terms which will be commercially reasonable under the circumstances) which may include professional ethical obligations;

(e)subject to the remainder of this Section 10.2, comply with Applicable Law; or
(f)include such Confidential Information in Regulatory Filings.
In addition to the foregoing, each Party may disclose the other Party’s Confidential Information to Third Parties (other than an actual or potential competitor of such Party) in connection with its obligations under this Agreement; provided that such disclosure is covered by terms of confidentiality similar to those set forth herein.
If a Party deems it reasonably necessary to disclose Confidential Information belonging to the other Party pursuant to Sections 10.2(b) or 10.2(e), the disclosing Party will, to the extent possible, give reasonable advance notice of such disclosure to the other Party and take reasonable measures to ensure confidential treatment of such information.
1.3.Expiration or Termination of this Agreement. Following the expiration or termination of this Agreement, if requested by the Disclosing Party, the Receiving Party will return or destroy, at the Receiving Party’s election, all data, files, records and other materials containing or comprising the Disclosing Party’s Confidential Information, except to the extent such Confidential Information is necessary or useful to conduct surviving obligations or exercise surviving rights. Notwithstanding the foregoing, (a) the Receiving Party will be permitted to retain one copy of such data, files, records, and other materials for archival and legal compliance purposes and (b) the Receiving Party will not be required to delete or destroy any electronic back-up tapes or other electronic back-up files that have been created solely by the Receiving Party’s or its Affiliate’s automatic or routine archiving and back-up procedures, to the extent created and retained in a manner consistent with its or their standard archiving and back-up procedures.
1.4.Applicable Law; SEC Filings and Other Disclosures. Either Party may disclose the terms of this Agreement or activities performed hereunder to the extent required to comply with Applicable Law, including the rules and regulations promulgated by the United States Securities and Exchange Commission or any equivalent governmental agency in any country in the Territory; provided that, to the extent such disclosure includes terms or information that have not previously been so disclosed, such Party will provide the other Party a reasonable opportunity to review such disclosure and reasonably consider the other Party’s comments regarding confidential treatment sought for such disclosure.
1.5.[***]
1.6.Public Announcements; Publications.
1.1.1.Announcements. On a date to be determined by Vertex, the Parties will jointly issue a press release regarding the signing of this Agreement in a mutually agreed form. Except (a) as set forth in the preceding sentence or (b) as set forth in Section 10.4, neither Party will make any public announcement regarding this Agreement or activities hereunder without the prior written approval of the other Party. For clarity, either Party may make subsequent public announcement, including in corporate presentations and corporate websites, regarding this Agreement or activities hereunder that has already been approved by the other Party without the need to obtain additional written approval of the other Party provided that such subsequent public announcement remains correct at such time. Notwithstanding the foregoing, subject to Section 10.6.2, Vertex may make scientific publications or public announcements concerning its Research, Development, Manufacturing or Commercialization activities with respect to any Licensed Agent or Product under this Agreement without Company’s prior written approval.

1.1.2.Publications. During the Term, each Party will submit to the other Party for review any proposed academic, scientific and medical publication or academic, scientific and medical public presentation that, in the case of a Vertex publication or presentation, contains Company’s Confidential Information or is related to any Licensed Agent or Product or to any activities conducted pursuant to this Agreement, or, in the case of a Company publication or presentation, contains Vertex’s Confidential Information or is related to the structure or function of any EEV that is the same as the EEV in any Licensed Agent or related to any activities conducted pursuant to this Agreement ([***]). For clarity, either Party may make a subsequent publication or presentation that has already been approved by the other Party without the need to obtain additional written approval of the other Party, and if portions of a publication or presentation have already been approved and portions have not, only those portions that have not been approved previously will need to be submitted for review. The non-publishing Party will review such publication or presentation to determine whether any portion of the proposed publication or presentation contains its Confidential Information. The publishing Party will submit written copies of such proposed publication or presentation to the non-publishing Party no later than [***] before submission for publication or presentation (or [***] in advance in the case of an abstract). The non-publishing Party will provide its comments with respect to such publications and presentations within [***] after its receipt of such written copy (or [***] in the case of an abstract). If requested by the non-publishing Party, the publishing Party will redact the non-publishing Party’s Confidential Information from any such proposed publication or presentation. In addition, Company will consider in good faith comments from Vertex to its proposed publications and presentations. The publishing Party will comply with standard academic practice regarding authorship of scientific publications and recognition of contribution of other parties in any publication. Except as set forth in this Section 10.6.2, Company will not publish, present or make any publication with respect to the Licensed Agents, Products or Licensed Technology specifically and solely related to the Licensed Agents or Products other than any publication pursuant to each third party agreements set forth on Schedule 10.6.2 (each, a “Third Party Publication”) without Vertex’s prior written approval, provided that Vertex will have the same review and comment rights under this Section 10.6.2 mutatis mutandis with respect to the Third Party Publications.
1.7.Vertex Information Rights. If Vertex determines in good faith that Company is an entity that is subject to financial consolidation with Vertex for the purposes of its quarterly and annual financial statements (or otherwise requires such information in order to comply with GAAP), Company will make available to Vertex:
(a)as soon as practicable, but in any event within [***] after the end of each [***] (i) an unaudited balance sheet as of the end of such [***], (ii) unaudited statements of income and cash flows for such [***], (iii) an unaudited statement of stockholders’ equity for such period, and (iv) a detailed trial balance as of the end of such [***], all prepared in accordance with GAAP (except that such financial statements may (x) be subject to year-end audit adjustments and (y) not contain all notes thereto that may be required in accordance with GAAP) and thereafter will promptly provide such other information as Vertex may reasonably request;
(b)as soon as practicable, but in any event within [***] after the end of each [***] (i) an audited balance sheet as of the end of such [***], (ii) audited statements of income and cash flows for such [***], (iii) an audited statement of stockholders’ equity for such [***] and (iv) a detailed trial balance as of the end of such [***], together with related footnotes all prepared in accordance with GAAP and audited and certified by a nationally recognized independent public accounting firm; and
(c)any other information or agreements requested by Vertex and reasonably necessary for the purposes of its quarterly and annual financial statements.

1.8.Transfer or Sale of Royalty Rights. In connection with the sale, assignment, transfer or pledge as a security of all or any part of the Rights, Company may disclose on an ongoing basis to any Third Party that has (or proposes to have) an interest (whether direct or indirect) in the Rights (each, a “Recipient”), and to such Recipient’s affiliates, auditors, bankers, co-investors, employees, insurance providers, investors, lenders, sublicensees or trustees (collectively “Representatives”), any or all of the following: (a) a Vertex-approved (such approval not be unreasonably withheld, conditioned or delayed) redacted copy of this Agreement and the Sublicense Agreement, including a redacted version of any amendments supplements and other modifications hereto, and a Vertex-approved (such approval not be unreasonably withheld, conditioned or delayed) redacted copy of any other agreement between Company and Vertex relating to the Rights and (b) (i) royalty reports provided by Vertex under Section 5.4.7 and (ii) notices, reports and correspondence provided under ARTICLE 6 hereof and ARTICLE 7 of the Sublicense Agreement and other notices, reports and correspondence relating to or involving this Agreement that could reasonably be expected to affect the Rights, in each case ((i) and (ii)), following Vertex’s prior approval on a case-by-case basis, which approval will not be unreasonably withheld, conditioned or delayed (collectively, the “Royalty Information”); provided, however, that each such Recipient will agree, on behalf of itself and its Representatives, to keep such Royalty Information confidential on terms no less restrictive than those set forth in this Agreement pursuant to a non-disclosure agreement between Company (or an Affiliate of Company) and such Recipient that includes Vertex as a Third Party beneficiary to such non-disclosure agreement.
ARTICLE 11.
MISCELLANEOUS
1.1.Assignment. This Agreement will not be assignable by either Party to any Third Party without the written consent of the non-assigning Party. Notwithstanding the foregoing, either Party may assign this Agreement or its rights and obligations under this Agreement, without the written consent of the other Party, to an Affiliate or to a Third Party that acquires all or substantially all of the business or assets of such Party to which this Agreement relates (whether by merger, reorganization, acquisition, sale or otherwise), and agrees in writing to be bound by the terms of this Agreement; provided that such Affiliate or Third Party maintains the rights and abilities to perform the obligations of the assigning Party under this Agreement. The Parties agree that this Agreement and the Sublicense Agreement will always be assigned together to the same assignee; provided, however, that upon termination of the OSIF Agreement, the Sublicense Agreement may be assigned to OSIF pursuant to Section 8.6(a) of the OSIF Agreement. This Agreement will be binding upon the successors and permitted assigns of the Parties and the name of a Party appearing herein will be deemed to include the names of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment not in accordance with this Section 11.1 will be void. Notwithstanding anything to the contrary in this Agreement and subject to prior written notice by Company to Vertex, Company may sell, assign or otherwise transfer or pledge as a security all or any part of its rights to receive royalties and other related payments under this Agreement (collectively, “Rights”) without the prior consent of Vertex, and any permitted assignee, pledgee or other transferee of such Rights may likewise sell, assign or otherwise transfer or pledge as a security all or any part of such assignee, pledgee or other transferee’s Rights without the prior written consent of Vertex, and Company or such assignee, pledgee or other transferee may disclose Royalty Information in accordance with Section 10.8 as if such permitted assignee, pledgee or other transferee were Company.
1.2.Change of Control of Company.
1.1.1.Notification. Company will notify Vertex in writing promptly (and in any event within [***]) following the execution of a definitive agreement by Company, its

Affiliates or its equity holders that could reasonably be expected to result in a Change of Control of Company.
1.1.2.Effects of Change of Control of Company. If during the Term Company undergoes a Change of Control in accordance with Section 4.7, upon the effective date of such Change of Control (a) Vertex’s obligation to provide Company with Research reports in accordance with Section 2.1.10 and Development reports in accordance with Section 2.2.2 will terminate; and (b) Vertex will have the option to terminate Company’s participation in the JRC and decisions that would have been made by the JRC but for such termination will be made solely by Vertex.
1.3.Force Majeure. Each Party will be excused from the performance of its obligations under this Agreement to the extent that such performance is prevented by Force Majeure and the nonperforming Party promptly provides written notice of the Force Majeure to the other Party. Such excuse will continue for so long as the condition constituting a Force Majeure continues, on the condition that the nonperforming Party continues to use Commercially Reasonable Efforts to resume performance of its obligations under this Agreement.
1.4.Representation by Legal Counsel. Each Party hereto represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, no presumption will exist or be implied against the Party that drafted such terms and provisions.
1.5.Notices. All written notices which are required or permitted hereunder will be in writing and sufficient if delivered personally or sent by nationally-recognized overnight courier, or through email to the applicable email address, addressed as follows:
If to Vertex:
Vertex Pharmaceuticals Incorporated
Attn: Business Development
50 Northern Avenue
Boston, Massachusetts 02210
Email: [***]
with a copy to:
Vertex Pharmaceuticals Incorporated
Attn: Corporate Legal
50 Northern Avenue
Boston, Massachusetts 02210
Email: [***] &
     [***]
    and:
Ropes & Gray LLP
Attn: [***]
Prudential Tower
800 Boylston Street
Boston, Massachusetts 02199
Email: [***]
If to Company:

Entrada Therapeutics, Inc.
Attn: Chief Operating Officer
6 Tide Street
Boston, Massachusetts 02210
Email: [***]
with a copy to:

Entrada Therapeutics, Inc.
Attn: Legal Notice
6 Tide Street
Boston, Massachusetts 02210
Email: [***] &
        [***]
and:
Goodwin Procter LLP
Attn: [***]
601 Marshall Street
Redwood City, CA 94063
Email: [***]

or to such other address as the Party to whom written notice is to be given may have furnished to the other Party in writing in accordance herewith. In addition, each Party will deliver a courtesy copy to the other Party’s Alliance Manager concurrently with such notice. Any such written notice will be deemed to have been given and received by the other Party: (a) when delivered if personally delivered; or (b) on receipt if sent by overnight courier or email.
1.6.Amendment. No amendment, modification or supplement of any provision of this Agreement will be valid or effective unless made in writing and signed by a duly authorized officer of each of Vertex and Company.
1.7.Waiver. No provision of this Agreement will be waived by any act, omission or knowledge of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party. The waiver by either Party of any breach of any provision hereof by the other Party will not be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself.
1.8.Severability. If any clause or portion thereof in this Agreement is for any reason held to be invalid, illegal or unenforceable, the same will not affect any other portion of this Agreement, as it is the intent of the Parties that this Agreement will be construed in such fashion as to maintain its existence, validity and enforceability to the greatest extent possible. In any such event, this Agreement will be construed as if such clause of portion thereof had never been contained in this Agreement, and there will be deemed substituted therefor such provision as will most nearly carry out the intent of the Parties as expressed in this Agreement to the fullest extent permitted by Applicable Law.
1.9.Descriptive Headings. The descriptive headings of this Agreement are for convenience only and will be of no force or effect in construing or interpreting any of the provisions of this Agreement.
1.10.Export Control. This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States of America or other countries that may be imposed upon or related to Company or Vertex from time to time. Each Party agrees that it will not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate Governmental Authority.
1.11.Governing Law. This Agreement, and all claims arising under or in connection therewith, will be governed by and interpreted in accordance with the substantive laws of The Commonwealth of Massachusetts, without regard to conflict of law principles thereof.
1.12.Dispute Resolution. Subject to Section 11.12.4 regarding the resolution of certain Patent and Know-How-related disputes and Section 9.6.2(h)(ii) regarding post-termination royalty rates for economics related to certain intellectual property, if a dispute arises between the Parties in connection with or relating to this Agreement or any document or instrument delivered in connection herewith (a “Dispute”), it will be resolved pursuant to Sections 11.12.1, 11.12.2, and 11.12.3.
1.1.1.Escalation to Executive Officers. Either Party may refer any Dispute to the Executive Officers of the Parties, who will confer in good faith on the resolution of the issue, by delivering written notice to the other Party.
1.1.2.Mediation. If the Executive Officers are unable to agree on the resolution of any such Dispute within [***] (or such other period of time as mutually agreed by the Executive Officers) after such Dispute was first referred to them, then within [***] after the end of such [***] period or such other mutually-agreed period of time, either Party may serve notice to the other Party referring the matter to confidential mediation administered by the American Arbitration Association (“AAA”) under its Mediation Procedures (subject to this Section 11.12.2). Such mediation will begin within [***] following the service of such mediation notice.
If the Parties are unable to agree on a mediator within [***] after service of the mediation notice, a mediator will be appointed by the AAA. The mediation session will last for at least [***] before any Party has the option to withdraw from the process. The Parties may agree to continue the mediation process beyond [***], until there is a settlement agreement, or one Party or the mediator states that there is no reason to continue. The Parties agree to have their respective principals participate in the mediation process, including being present throughout the mediation session(s). Any period of limitations that would otherwise expire between the reference of the Disputes to the Executive Officers of the Parties and the conclusion of the mediation will be extended until [***] after the conclusion of mediation.
If the Dispute is not resolved through mediation, then either Party may by written notice to the other Party, elect to initiate an arbitration proceeding pursuant to the procedures set forth in Section 11.12.3 for purposes of having the matter settled (the “Arbitration Notice”).
1.1.3.Arbitration. A Party may elect to resolve any Dispute pursuant to arbitration only after the Parties have escalated the Dispute to the Executive Officers pursuant to Section 11.12.1 and attempted to mediate the Dispute pursuant to Section 11.12.2, which process will be a condition precedent to arbitration. The Parties will follow the following procedures to resolve such Dispute under arbitration:
(a)Binding Arbitration. Within [***] following a Party’s receipt of the Arbitration Notice, the Parties will submit such Dispute to, and such Dispute will be finally resolved by, binding arbitration in accordance with the Commercial Arbitration Rules (the “Rules”) of the AAA by an arbitral tribunal composed of [***] impartial arbitrators bound by The Code of Ethics for Arbitrators in Commercial Disputes, all of whom will have relevant experience in the pharmaceutical industry (and the field of pharmaceutical development, commercialization or any other relevant area, as applicable), [***] appointed by each of the Parties within [***] after the Arbitration Notice, and the [***] who will chair the arbitral tribunal appointed by the Party-appointed arbitrators within [***] after the appointment of the [***] arbitrator, or, failing agreement by the Party-appointed arbitrators, by the AAA in accordance with the Rules. If, at the time of the arbitration, the Parties agree in writing to submit the Dispute to a single arbitrator, said single arbitrator will (i) have relevant experience in the pharmaceutical industry (and the field of pharmaceutical development, commercialization or any other relevant area, as applicable) and (ii) be appointed by agreement of the Parties within [***] after the Arbitration Notice, or, failing such agreement, by the AAA in accordance with the Rules. In no case will any arbitrator have participated in a prior mediation involving either Party unless explicitly agreed to by the Parties. Unless otherwise agreed by the Parties hereto, all such arbitration proceedings will be held in Boston, MA, U.S.A. All arbitration proceedings will be conducted in the English language. The Dispute will not be subject to the Commercial Arbitration Rules’ Expedited Procedures, regardless of the amount in controversy, unless otherwise agreed by the Parties in writing.
(b)Limited Discovery. Documentary discovery may be conducted at the discretion of the arbitrator(s); provided that any such discovery will (i) be limited to documents directly relating to the Dispute, (ii) be conducted pursuant to document discovery procedures as set forth under the laws of the International Bar Association Rules of Evidence, and (iii) be conducted subject to the schedule stipulated by the Parties, or in the absence of stipulation, the schedule ordered by the arbitrator(s). At the request of a Party, the arbitrator(s) may at their discretion order the deposition of witnesses. Depositions will be limited to a maximum of [***] depositions per Party, each of a maximum of [***] hours duration, unless the arbitrator(s) otherwise determine. Notwithstanding any provision of this Section 11.12.3 to the contrary, all discovery must be completed within [***] after the appointment of the arbitrator(s).
(a)Awards and Fees. The arbitrator(s) have the authority to make awards of declaratory relief and monetary damages, but they may not award damages excluded under Section 8.3, and will not under any circumstances have the authority or power to grant (i) equitable relief or (ii) orders for specific performance. The allocation of expenses of the arbitration, including reasonable attorney’s fees, will be determined by the arbitrator(s), or, in the absence of such determination, each Party will pay its own expenses, including attorney’s fees.
(b)Rulings. All arbitration proceedings must be completed within [***] after the Arbitration Notice. The Parties hereby agree that, subject to the provisions of this Section 11.12.3, the arbitrator(s) has authority to issue rulings and orders regarding all procedural and evidentiary matters that the arbitrator(s) deem reasonable and necessary with or without petition therefor by the Parties as well as the final award. The final award will be issued no more than [***] after the final submissions of the Parties, or as soon thereafter as practicable. All rulings by the arbitrator(s) will be final and binding on the Parties. The arbitrator(s) will issue a reasoned decision that accompanies the final award.
(c)Enforcement of Rulings by Courts of Competent Jurisdiction. Any ruling issued by the arbitrator(s) pursuant to Section 11.12.3(b) may be enforced, to the extent that such ruling complies with the provisions of Section 11.12.3(a), in any court having jurisdiction over any of the Parties or any of their respective assets.

(d)Confidentiality. All activities undertaken by the arbitrator(s) or the Parties pursuant to this Section 11.12.3 will be conducted subject to obligations of confidentiality no less restrictive than those set forth in ARTICLE 10. Further, the Parties acknowledge and agree that their respective conduct during the course of the arbitration, their respective statements and all information exchanged in connection with the arbitration, and the conduct of the arbitration and any information produced thereunder is Confidential Information under this Agreement and subject to the provisions of ARTICLE 10.
1.1.4.Patent and Know-How Disputes. Notwithstanding the foregoing in this Section 11.12, if a dispute arises between the Parties under this Agreement with respect to the interpretation, scope, validity, enforceability, applicability or term of any Patent or inventorship or ownership of any Know-How, then such dispute will not be resolved pursuant to Sections 11.12.1, 11.12.2 and 11.12.3, but instead may be brought by either Party in the federal courts of Massachusetts, in each case, (a) unless the Parties agree in writing to submit such claim to arbitration pursuant to Sections 11.12.1, 11.12.2 and 11.12.3 or (b) except to the extent federal jurisdiction cannot be maintained, in which case such claim will be submitted to arbitration pursuant to Sections 11.12.1, 11.12.2 and 11.12.3.
1.1.5.Equitable Relief. Notwithstanding the foregoing in this Section 11.12, nothing contained in this Agreement will in any way limit or preclude a Party from, at any time, seeking or obtaining equitable relief hereunder, whether preliminary or permanent, including a temporary or permanent restraining order, preliminary or permanent injunction, specific performance or any other form of equitable relief, from any United States court of competent jurisdiction if necessary to protect the interests of such Party. Each Party agrees that its unauthorized release of the other Party’s Confidential Information or its breach of Sections 4.5, 4.6, or 4.7 of this Agreement will cause irreparable damage to other Party for which recovery of damages would be inadequate, and that such other Party will be entitled to seek timely injunctive relief with respect to such breach, without the need to show irreparable harm or the inadequacy of monetary damages as a remedy, and without the requirement of having to post bond or other security, as well as any further relief that may be granted by a court of competent jurisdiction.
1.13.Entire Agreement. This Agreement constitutes and contains the complete, final and exclusive understanding and agreement of the Parties and cancels and supersedes all prior negotiations, correspondence, understandings and agreements, whether oral or written, between the Parties respecting the subject matter hereof, including the CDA, which is hereby superseded and replaced in its entirety as of the Execution Date.
1.14.Independent Contractors. Both Parties are independent contractors under this Agreement. Nothing contained herein will be deemed to create an employment, agency, joint venture or partnership relationship between the Parties or any of their agents or employees, or any other legal arrangement that would impose liability upon one Party for the act or failure to act of the other Party. Neither Party will have any express or implied power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.
1.15.Transparency Laws. Company agrees that Vertex may publicly disclose any information related to (a) any payment or transfer of value made to Company by Vertex hereunder, or (b) any payment or transfer of value made by Company to any Third Party or Affiliate in connection with this Agreement, in each case (a)-(b), to the extent reasonably required by Transparency Laws and by any means, including reporting through any government platform or system, Vertex’s and its Affiliates’ websites or any other platform or system. Company will promptly (and in any event within [***]) provide Vertex with any such information as reasonably requested by Vertex to enable compliance with Transparency Laws.

1.16.Interpretation. Except where the context expressly requires otherwise, (a) the use of any gender herein will be deemed to encompass references to either or both genders, and the use of the singular will be deemed to include the plural (and vice versa), (b) the words “include,” “includes” and “including” will be deemed to be followed by the phrase “without limitation,” (c) the word “will” will be construed to have the same meaning and effect as the word “shall,” (d) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (e) any reference herein to any Person will be construed to include the Person’s successors and assigns, (f) the words “herein,” “hereof” and “hereunder,” and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Sections, Schedules or Exhibits will be construed to refer to Sections, Schedules or Exhibits of this Agreement, and references to this Agreement include all Schedules and Exhibits hereto, (h) provisions that require that a Party, the Parties or any committee hereunder “agree,” “consent” or “approve” or the like will require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes, e-mail or otherwise (but excluding text messaging or instant messaging), (i) references to any specific law, rule or regulation, or article, section or other division thereof, will be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof, (j) any action or occurrence deemed to be effective as of a particular date will be deemed to be effective as of 11:59 PM ET on such date and (k) the term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or.”
1.17.No Third Party Rights or Obligations. No provision of this Agreement will be deemed or construed in any way to result in the creation of any rights or obligations in any Person not a Party to this Agreement.
1.18.Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.
1.19.Counterparts. This Agreement may be executed in two counterparts, each of which will be an original and both of which will constitute together the same document. Counterparts may be signed and delivered by digital transmission (e.g., .pdf), each of which will be binding when received by the applicable Party. The Parties may execute this Agreement by electronically transmitted signature and such electronically transmitted signature will be as effective as an original executed signature page.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their representatives thereunto duly authorized as of the Execution Date.

VERTEX PHARMACEUTICALS INCORPORATED
By: /s/ Reshma Kewalramani
Name: Reshma Kewalramani Title: Chief Executive Officer and President

ENTRADA THERAPEUTICS, INC.
By: /s/ Dipal Doshi
Name: Dipal Doshi Title: President and Chief Executive Officer

Schedule 1.19
Baseball Arbitration Procedures
[***]

Schedule 1.102
Licensed Agent
[***]

Schedule 2.1.1
Research Plan
[***]

Schedule 4.3.5
Third Party Vendors or Contractors
[***]

Schedule 5.6
Company In-License Agreements
[***]

Schedule 7.2
Disclosure Schedule
[***]

Schedule 10.6.2
Third Party Publications
[***]